UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

JOHN WILEY & SONS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Peter Booth Wiley
Chairman of the Board

T +1 201 748 6000
F +1 201 748 5800

August 17, 2015

To our Shareholders:

We cordially invite you to attend the 2015 Annual Meeting of Shareholders of John Wiley & Sons, Inc., to be held on Thursday, October 1, 2015, at 9:00 A.M., at the Company’s headquarters, 111 River Street, Hoboken, New Jersey. The official Notice of Meeting, Proxy Statement, and separate forms of proxy for Class A and Class B shareholders are enclosed with this letter. The matters listed in the Notice of Meeting are described in the Proxy Statement.

The Board of Directors welcomes and appreciates the interest of all our shareholders in the Company’s affairs, and encourages those entitled to vote at this Annual Meeting to take the time to do so. We hope you will attend the meeting, but whether or not you expect to be personally present, please vote your shares, either by signing, dating, and promptly returning the proxy card (or, if you own two classes of shares, both proxy cards) in the accompanying postage-paid envelope, by telephone using the toll-free telephone number printed on the proxy card, or via the Internet using the instructions printed on the proxy card. This will ensure that your shares are represented at the meeting. Even if you execute this proxy, vote by telephone, or vote via the Internet, you may revoke your proxy at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing and delivering a later-dated proxy (either in writing, by telephone, or via the Internet), or by voting in person at the Annual Meeting. If you attend the meeting, you will be able to vote in person if you wish to do so, even if you previously returned your proxy card, voted by telephone, or voted via the Internet.

Your vote is important to us, and we appreciate your prompt attention to this matter.

Sincerely,

Chairman of the Board
111 River Street, Hoboken, NJ 07030-5774, U.S. T +1 201 748 6000 F +1 201 748 5800 www.wiley.com

Edward J. May

Corporate Secretary

T +1 201 748 5704

F +1 201 748 5800

Notice of Annual Meeting of Shareholders

to be held October 1, 2015

To our Shareholders:

The Annual Meeting of Shareholders of John Wiley & Sons, Inc. will be held at the Company’s headquarters, 111 River Street, Hoboken, New Jersey, on Thursday, October 1, 2015 at 9: 00 A.M., for the following purposes:

1. To elect a board of eleven (11) directors, of whom four (4) are to be elected by the holders of Class A Common Stock voting as a class and seven (7) are to be elected by the holders of Class B Common Stock voting as a class;

2. To ratify the appointment by the Board of Directors of the Company’s independent public accountants for the fiscal year ending April 30, 2016;

3. To hold an advisory vote on executive compensation; and

4. To transact such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on August 4, 2015 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

Please vote by proxy in one of these ways:

•	Use the toll-free telephone number shown on your proxy card or voting instructions form (if you receive proxy materials from a broker or bank);
•	Visit the Internet website at www.proxyvote.com; or
•	Sign, date and promptly return your proxy card in the postage-prepaid envelope provided.
By Order of the Board of Directors

Edward J. May
Corporate Secretary

August 17, 2015

Hoboken, New Jersey

Your vote is important to us. Whether or not you plan to be present at the Annual Meeting, please vote your proxy either via the Internet, by telephone, or by mail. Signing and returning the proxy card, voting via the Internet or by telephone does not affect your right to vote in person, if you attend the Annual Meeting.

111 River Street, Hoboken, NJ 07030-5774, U.S. T +1 201 748 6000 F +1 201 748 5800 www.wiley.com

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of John Wiley & Sons, Inc. (the “Company” or “Wiley”) of proxies to be used at the Annual Meeting of Shareholders to be held on October 1, 2015 at the time and place set forth in the accompanying Notice of Meeting and at any and all adjournments thereof. This Proxy Statement and accompanying forms of proxy relating to each class of Common Stock, together with the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2015 (“Fiscal 2015”), are first being sent or given to shareholders on August 17, 2015.

The executive offices of the Company are at 111 River Street, Hoboken, New Jersey 07030-5774.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be held on October 1, 2015

This year we are again using the “Notice and Access” system adopted by the Securities and Exchange Commission relating to the delivery of proxy materials over the Internet. As a result, we mailed you a notice about the Internet availability of the proxy materials instead of paper copies. Shareholders will have the ability to access the proxy materials over the Internet and to request a paper copy of the materials by mail, by e-mail or by telephone. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the Notice. We believe that the Notice and Access rules will allow us to use Internet technology that many shareholders prefer, assure more prompt delivery of the proxy materials, lower our cost of printing and delivering the proxy materials, and minimize the environmental impact of printing paper copies.

The Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com.

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Table of Contents

VOTING SECURITIES, RECORD DATE, PRINCIPAL HOLDERS	pg. 3

PROPOSALS ON WHICH YOU MAY VOTE	pg. 4

Proposal 1. Election of Directors’ Nominees for the Board of Directors	pg. 4

➢ Process for Identifying and Evaluating Nominees for Director	pg. 4

➢ Director Qualifications	pg. 5

➢ Election of Directors	pg. 6

Proposal 2. Ratification of KPMG as Independent Accounting Firm	pg. 8

Proposal 3. Advisory Vote on Executive Compensation	pg. 9

GOVERNANCE OF THE COMPANY AND BOARD STRUCTURE	pg. 11

➢ Board of Directors and Corporate Governance	pg. 11

➢ Committees of the Board of Directors and Certain Other Information Concerning the Board	pg. 12

➢ Board and Committee Oversight of Risk	pg. 13

➢ How Do We Address Risk in Our Compensation Program?	pg. 14

➢ Transactions with Related Persons	pg. 15

➢ Corporate Governance Principles	pg. 15

➢ Beneficial Ownership of Directors and Management	pg. 18

REPORT OF THE AUDIT COMMITTEE	pg. 20

➢ Fees of Independent Auditor	pg. 20

EXECUTIVE COMPENSATION	pg. 22

➢ Report of the Compensation Committee	pg. 22

➢ Compensation Committee Interlocks	pg. 22

➢ Performance Graph	pg. 22

➢ Fiscal 2015 Compensation Discussion and Analysis	pg. 23

DIRECTORS’ COMPENSATION	pg. 52

➢ Directors’ Compensation Fiscal 2015	pg. 52

OTHER MATTERS	pg. 54

➢ Manner and Expenses of Solicitation	pg. 54

➢ Electronic Delivery of Materials	pg. 55

➢ Deadline for Submission of Shareholder Proposals	pg. 55

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VOTING SECURITIES, RECORD DATE, PRINCIPAL HOLDERS

At the close of business on August 4, 2015, there were 49,168,279 shares of Class A Common Stock, par value $1.00 per share (the “Class A Stock”), and 9,418,738 shares of Class B Common Stock, par value $1.00 per share (the “Class B Stock”), issued and outstanding and entitled to vote. Only shareholders of record at the close of business on August 4, 2015 are entitled to vote at the Annual Meeting of Shareholders on the matters that come before the Annual Meeting.

The holders of Class A Stock, voting as a class, are entitled to elect four (4) directors, and the holders of Class B Stock, voting as a class, are entitled to elect seven (7) directors. Each outstanding share of Class A Stock and Class B Stock is entitled to one vote for each Class A or Class B director, respectively. The presence in person or by proxy of a majority of the outstanding shares of Class A Stock or Class B Stock entitled to vote for directors designated as Class A or Class B directors, as the case may be, will constitute a quorum for the purpose of voting to elect that class of directors. All elections shall be determined by a plurality of the class of shares voting thereon. Only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for such nominee will not be counted toward such nominee’s achievement of a plurality.

The holders of the Class A Stock and Class B Stock vote together as a single class on all other business that properly comes before the Annual Meeting, with each outstanding share of Class A Stock entitled to one-tenth (1/10) of one vote and each outstanding share of Class B Stock entitled to one vote.

Proposals 2 and 3 require approval by a majority of votes cast at the Annual Meeting. Abstentions and broker non-votes are not counted in determining the votes cast, but do have the effect of reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares from which the majority is calculated.

If you are a beneficial shareholder and your broker holds your shares in its name, the broker is permitted to vote your shares on proposal 2 even if the broker does not receive voting instructions from you.

The following table and footnotes set forth, at the close of business on August 4, 2015, information concerning each person of record, or known to the Company to own beneficially, or who might be deemed to own, 5% or more of its outstanding shares of Class A Stock or Class B Stock. The table below was prepared from the records of the Company and from information furnished to it. The percent of total voting power reflected below represents the voting power on all matters other than the election of directors, as described above.

Name and Address	Class of Stock	Common Stock Owned Beneficially	Percent of Class	Percent of Total Voting Power

E.P. Hamilton Trusts, LLC(1)	A	462,338	1%	.03%
965 Mission Street	B	8,125,536	86%	56%
San Francisco, CA

Deborah E. Wiley(2)(3)(4)(6)	A	1,253,976	2.6%	1%
111 River Street	B	60,260	0.6%	.4%
Hoboken, NJ

Peter Booth Wiley(2)(3)(4)(6)	A	1,227,738	2.5%	.09%
111 River Street	B	18,642	0.2%	.1%
Hoboken, NJ

Bradford Wiley II(2)(3)(4)(6)	A	1,046,952	2.1%	.07%
111 River Street	B	105,643	1.1%	0.7%
Hoboken, NJ
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Name and Address	Class of Stock	Common Stock Owned Beneficially	Percent of Class	Percent of Total Voting Power

Pioneer Investment Management, Inc.(5)	A	3,423,936	6.95%	.24%
60 State Street
Boston, MA
Investment Manager

Franklin Advisory(6)	A	4,724,758	9.60%	.33%
One Parker Plaza
Fort Lee, NJ 07024

Capital Research and Management Co.(5)	A	2,531,930	5.14%	.18%
333 South Hope Street
55th Floor
Los Angeles, CA 90071

The Vanguard Group, Inc.(5)	A	3,191,100	6.48%	.22%
455 Devon Park Drive
Wayne, PA 19087-1815

BlackRock Fund Advisors(5)	A	2,712,201	5.51%	.19%
40 East 52nd Street, 2nd Floor
New York, NY, USA 10022
(1)	Bradford Wiley II, Deborah E. Wiley and Peter Booth Wiley, as members of the E.P. Hamilton Trusts, LLC established for the purpose of investing in, owning and managing securities of John Wiley & Sons, Inc., share investment and voting power. Bradford Wiley II, Deborah E. Wiley and Peter Booth Wiley as members of the E.P. Hamilton Trusts LLC, share voting and investment power with respect to 462,338 shares of Class A Stock and 8,125,536 shares of Class B Stock.
(2)	Bradford Wiley II, Deborah E. Wiley and Peter Booth Wiley, as co-trustees, share voting and investment power with respect to 55,072 shares of Class A Stock and 36,720 shares of Class B Stock under the Trust of Esther B. Wiley. For purposes of this table, each is shown as the owner of one-third of such shares.
(3)	Includes 540 shares of Class A Stock and 8,160 shares of Class B Stock of which Deborah E. Wiley is custodian for minor children.
(4)	Includes 400,000 shares of indirectly owned Class A Stock representing a membership interest in WG6 LLC.
(5)	Based on filings with the Securities and Exchange Commission, including filings pursuant to Rule 13f-1 of the Securities Exchange Act of 1934, and other information deemed reliable by the Company.
(6)	Bradford Wiley II, Deborah E. Wiley and Peter Booth Wiley, as general partners of a limited partnership, share voting and investment power with respect to 301,645 shares of Class A Stock. For purpose of this table, each is shown as the owner of one third of such shares.

PROPOSALS ON WHICH YOU MAY VOTE

Proposal 1. Election of Directors’ Nominees for the Board of Directors

Process for Identifying and Evaluating Nominees for Director

The Board annually recommends the slate of director nominees for election by the shareholders at the Annual Meeting and is responsible for filling vacancies on the Board at any time during the year. The Governance Committee has a process to identify and review qualified individuals to stand for election, regardless of whether the current directors, a search firm or shareholders recommend the potential nominee. The Governance Committee has the authority to independently engage the services of a third-party search firm or other consultant to assist in identifying and screening potential director nominees, and has engaged a third-party search firm to do so. The full Board reviews and has final approval on all potential director nominees being recommended to the shareholders for election to the Board.

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The Board and the Governance Committee consider, at a minimum, the following factors in recommending potential new Board members or the continued service of existing members: (1) The Board seeks qualified individuals who, taken together, represent the required diversity of skills, backgrounds and experience for the Board taken as a whole; (2) A director should have the required expertise and experience, should have a proven record of professional success and leadership and should be able to offer advice and guidance to the CEO; (3) A director should possess the highest personal and professional ethics, integrity and values; must be inquisitive and objective and have the ability to exercise practical and sound business judgment; (4) A director should have the ability to work effectively with others; (5) Assuming that a potential director nominee possesses the required skills, background and experience, the Board also considers ethnic and gender diversity (it should be noted that of the eleven director nominees standing for election, two are female and one is a person of color); (6) A majority of directors should be independent; and (7) A director retires from the Board at the annual meeting following his or her 70th birthday, unless an exception is approved by the Board.

Director Qualifications

The Company’s Board has identified the following skill sets that are most important to the successful implementation of the Company’s long-range strategic plan: industry experience; strategic planning/business development/managerial experience; financial literacy or expertise; marketing experience; general operations/manufacturing experience; international experience; information technology experience; government relations/regulatory agency experience; and management development and compensation experience. Information about each director nominee’s specific experience, qualifications and skills can be found in the biographical information below.

There are eleven nominees for election this year. Detailed information on each nominee is provided on pages 6 to 8. Except when the Board fills a vacancy occurring during the year preceding the next Annual Meeting of Shareholders, all directors are elected annually and serve a one-year term until the next Annual Meeting.

Eleven (11) directors are to be elected to hold office until the next Annual Meeting of Shareholders, or until their successors are elected and qualified. Unless contrary instructions are indicated or the proxy is previously revoked, it is the intention of management to vote proxies received for the election of the persons named below as directors. Directors of each class are elected by a plurality of votes cast by that class. If you do not wish your shares to be voted for particular nominees, please so indicate in the space provided on the proxy card, or follow the directions given by the telephone voting service or the Internet voting site. The Holders of Class A Stock are entitled to elect 30% of the entire board. As a consequence, four (4) Directors will be elected by the holders of Class A Stock. The holders of Class B Stock are entitled to elect seven (7) Directors.

All of the nominees are currently directors of the Company and were elected to their present terms of office at the Annual Meeting of Shareholders held in September 2014, except Mark Allin who was elected to the Board effective June 1, 2015 to fill the vacancy created by the resignation of Stephen M. Smith as President, Chief Executive Officer and Director. Except as otherwise indicated below, all of the nominees have been engaged in their present principal occupations or in executive capacities with the same employers for more than the past five years. The Company’s By-Laws provide for mandatory retirement of directors at age 70, but allow the Board discretion to nominate for election a candidate who, by reason of having attained age 70, would otherwise not be qualified to serve. It was the Board’s judgment that Peter Booth Wiley, who has provided the Board with invaluable service, be proposed as a Class B director, notwithstanding his having attained age 72, this year. Similarly, Eduardo Menascé attained age 70 this year, and the Board decided that Eduardo Menascé’s continued services would be beneficial to the Board and company management.

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Peter Booth Wiley, Mark Allin and Gary M. Rinck have agreed to represent shareholders submitting proper proxies by mail, via the Internet, or by telephone, and to vote for the election of the nominees listed herein, unless otherwise directed by the authority granted or withheld on the proxy cards, by telephone or via the Internet. Although the Board has no reason to believe that any of the persons named below as nominees will be unable or decline to serve, if any such person is unable or declines to serve, the persons named above may vote for another person at their discretion.

Election of Directors

Directors to be Elected by Class A Shareholders and Their Qualifications

Mari J. Baker, a director since 2011, has held a number of executive officer positions in public and private companies primarily in technology fields, including roles as CEO of PlayFirst, Inc. and Navigenics, Inc., COO of Velti, plc (NASDAQ:VELT), President of BabyCenter, Inc., a Johnson and Johnson company (NYSE: JNJ), and SVP/General Manager at Intuit, Inc. (NASDAQ: INTU). She has been involved in the venture capital community, including serving as executive-in-residence at Kleiner Perkins Caulfield and Byers; in the higher education community, as a Trustee of Stanford University as well as an Advisor to the Clayman Institute at Stanford; and in the executive leadership community, through her service as an officer in Young Presidents Organization. Age 50.

Ms. Baker’s qualifications for service on the Company’s board include: (i) service on the boards of Velti, PlayFirst, Navigenics and Cozi Group, Inc. and on the Board of Trustees of Stanford University; and (ii) proven business leader, experienced general manager and internet marketing veteran.

George Bell, a director since 2014, is an executive-in-residence at General Catalyst, a venture capital and private equity firm, since November 2013 and is a 30-year veteran of creating and growing several businesses. Prior to re-joining General Catalyst, he was President and CEO of Jumptap from October 2010 to November 2013, a General Catalyst portfolio company, sold to Millennial Media (NYSE: MM); former Managing Partner at General Catalyst from April 2005 to October 2010; former President and CEO of Upromise; former chairman and CEO of Excite and Excite@Home; founder of The Outdoor Life Network (now NBC Sports Network); former senior vice president of Times Mirror Magazines, overseeing titles such as SKI and Field & Stream; recipient of the Ernst & Young Entrepreneur of the Year Award for California and New England; four-time Emmy Award-winning producer and writer of documentaries on adventure, wildlife, and vanishing cultures. Since January 2015 Mr. Bell serves as Chairman of the Board of Visible Measures, a private, venture-backed company. Age 58.

Mr. Bell’s qualifications for service on the Company’s board include: (i) more than 30 years of entrepreneurial experience creating and growing consumer businesses as CEO; (ii) significant operating experience in consumer businesses, including introducing new business models and leveraging technology; and (iii) significant experience in assessing company operations and strategy.

Raymond W. McDaniel, Jr., a director since 2005, has been Chief Executive Officer of Moody’s Corporation since April 2005. From 2005 – April 2012 he also served as Chairman of Moody’s Corporation. In April 2012 he was named President of Moody’s Corporation in addition to Chief Executive Officer. He previously served as Chief Operating Officer of Moody’s Corporation from January 2004; President of Moody’s Corporation from October 2004; and President of Moody’s Investors Service since 2001. In prior assignments with Moody’s, he served as Senior Managing Director for Global Ratings & Research; Managing Director for International; and Director of Moody’s Europe, based in London. He has been a member of Moody’s Corporation Board of Directors since 2003. In 2015 Mr. McDaniel was named as a member of the Board of Trustees of Muhlenberg College. Age 57.

Mr. McDaniel’s qualifications for service on the Company’s Board include: (i) over eight years of experience as Chairman and over 10 years of experience as Chief Executive Officer of Moody’s Corporation; (ii) extensive international experience; and (iii) experience in implementing international business expansion and new products.

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Kalpana Raina, a director since 2009, is Managing Partner of 252 Solutions, LLC, an advisory firm, since 2007. Previously, Ms. Raina was a senior executive with The Bank of New York Mellon Corp. She joined the bank in 1988 and held a variety of leadership positions including Executive Vice President and Head of European Country Management and Corporate Banking. Prior to that, she served in Mumbai, India, as Executive Vice President, International. During her eighteen-year career at Bank of New York she had responsibility for clients in the media, telecommunications, healthcare, retailing, hotels and leisure and financial services industries in Asia, Europe, and the United States. Ms. Raina is a member of Women Corporate Directors, The National Association of Corporate Directors, a director of Information Services Group, Inc., a director of Yellow Media Group, a Canadian public company, since December 2012, and was a director of Real Networks and The World Policy Institute until December 2013. Ms. Raina is also a past member of The US-India Business Council. Age 59.

Ms. Raina’s qualifications for service on the Company’s Board include: (i) 18 years experience as a media banker to industry; (ii) service on the boards of various other media/technology companies; and (iii) significant experience managing divisions in Europe and Asia.

Directors to be Elected by Class B Shareholders and Their Qualifications

Mark J. Allin was appointed the Company’s 12th President and Chief Executive Officer on June 1, 2015 and was simultaneously appointed to the Board. Mr. Allin joined Wiley with the acquisition of Capstone Publishing in 2000 (which he co-founded), after holding numerous senior positions at Blackwell Publishing, Simon & Schuster, and Pearson. In 2003, he became Vice President and Managing Director, Wiley Asia, before being promoted to Executive Vice President, Professional Development, in 2010 and then Chief Operating Officer in 2015. Mr. Allin’s publishing career has spanned three decades and began after studying at Anglia Ruskin University in the United Kingdom and working as a teacher in Zimbabwe. Age 54.

Mr. Allin’s qualifications for service on the Company’s Board include: (i) 30 years of publishing experience; (ii) 12 years of service as a senior executive at the Company; (iii) extensive international publishing experience with the Company and previous employers; and (iv) significant experience in businesses in pursuit of the Company’s strategic goals including leading acquisitions and developing new markets in Asia.

Matthew S. Kissner, a director since 2003, is President and Chief Executive Officer of The Kissner Group, a financial advisory firm focusing on financial, business and health care services. Prior to that he was Executive Vice President and Group President, Global Enterprise Solutions, Pitney Bowes, Inc., from 2004 to 2005; and Executive Vice President and Group President of Information Based Solutions and Document Messaging Technologies from 2001 to 2004. He sits on the boards of private companies, and is a member of the Board Executive Committee of the Regional Plan Association. Age 61.

Mr. Kissner’s qualifications for service on the Company’s Board include: (i) former service as Executive Vice President and Group President, Global Enterprise Solutions, Pitney Bowes Inc.; (ii) significant operating experience in services and technology enabled businesses; and (iii) significant experience in assessing company operations and strategy for potential investment.

Eduardo Menascé, a director since 2006, is the retired President of the Enterprise Solutions Group for Verizon Communications, Inc. Prior to the merger of Bell Atlantic and GTE Corporation, which created Verizon Communication, he served as Chairman and Chief Executive Officer of CTI MOVIL, S.A. (Argentina), a business unit of GTE Corporation, from 1996 to 2000. He has also held senior positions at CANTV in Venezuela, and Wagner Lockheed and Alcatel in Brazil. From 1981 to 1992, he served as Chairman of the Board and Chief Executive Officer of GTE Lighting in France. He is a director of Pitney Bowes, Inc.; Hillenbrand Industries, Inc.; Hill-Rom, Inc.; and the National Association of Corporate Directors New York Chapter. Mr. Menasce is Co-Chairman of the Taylor Companies, a privately-owned company, which specializes in mergers, acquisitions and divestitures. Age 70.

Mr. Menascé’s qualifications for service on the Company’s Board include: (i) former service as president of Enterprise Solutions Group of Verizon Communications including oversight of sales, marketing and service delivery; (ii) former service as Chief Financial Officer of CANTV and GTE Corporation; and (iii) significant experience as a director on the boards of other publicly traded companies.

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William J. Pesce, a director since 1998, served as the Company’s 10th President and Chief Executive Officer for 13 years from May 1998 to April 2011, when he retired after nearly 22 years at the Company. Mr. Pesce is a member of the Board of Overseers of the Stern School of Business at New York University; the Board of Trustees of William Paterson University, where he serves as a member of the Executive Committee, Chair of the Educational Policy and Student Development Committee and member of the Nominations and Governance Committee. Mr. Pesce serves as a guest lecturer, speaking with students about leadership, ethics and integrity. He recently launched Pesce Family Ventures, LLC to invest in early stage companies. Age 64.

Mr. Pesce’s qualifications for service on the Company’s Board of Directors include: (i) over three decades of experience in publishing; (ii) 13 years as President and Chief Executive Officer, a period in which the Company recorded double-digit compound annual growth in revenue, EPS and the Company’s stock price, while being named to several “best companies” lists; and (iii) extensive experience with leading a global public company, strategic planning, financial planning and analysis, acquisitions and partnerships, and investor relations.

William B. Plummer, a director since 2003, has been Executive Vice President and Chief Financial Officer of United Rentals, Inc. since December 2008. Previously he was Executive Vice President and Chief Financial Officer of Dow Jones & Company, Inc. from September 2006 to December 2007. Prior to that he was Vice President & Treasurer of Alcoa, Inc. since 2000. Before joining Alcoa, he was with Mead Corporation as President, Gilbert Paper Division during 2000; Vice President, Corporate Strategy and Planning from 1998 to 2000; and Treasurer from 1997 to 1998. Prior to joining Mead, he held a number of increasingly responsible positions with the General Electric Company, most recently as Vice President, Equity Capital Group, General Electric Capital Corporation from 1995 to 1997. Mr. Plummer also serves on the board of UIL Holdings Corporation, where he is a member of both the Compensation and Executive Development committee and the Retirement Benefits Plans Investment committee. Age 56.

Mr. Plummer’s qualifications for service on the Company’s Board include: (i) over ten years of service as the Chief Financial Officer or Treasurer of publicly-traded companies, including operating experience as President of an operating division of Mead Corporation; (ii) audit committee experience; and (iii) experience in acquisitions and divestitures.

Jesse Wiley, a director since 2012, has been an employee of the Company since 2003. Mr. Wiley works on Wiley’s corporate planning and development team, on M&A, strategy, etc. Previously he worked on international and business development, digital and new business initiatives, and the development of electronic products within the PD division. Prior to that, he worked as an editor and marketer. Age 45.

Mr. Wiley’s qualifications for service on the Company’s Board include experience in many functions of the Company’s businesses, including marketing and editorial and working at the forefront of digital publishing and learning, developing new products and business models. He has a Certificate of Director Education from the National Association of Corporate Directors.

Peter Booth Wiley, a director since 1984, has been our Chairman of the Board since September 2002. He is an author and journalist, a Member of the Board of the University of California Press and Chairman of the California State Polytechnic University San Luis Obispo’s Library and Technology Advisory Council. Age 72.

Mr. Wiley’s qualifications for service on the Company’s Board include: (i) 33 years of service as a member of the Company’s Board of Directors, including the past 13 years as Chairman of the Board; (ii) experience in co-authoring, authoring and publishing five books; and (iii) service on the board of University of California Press and the California State Polytechnic University San Luis Obispo’s Library and Technology Advisory Council.

The Board recommends a vote “FOR” the election of its nominees.

Proposal 2. Ratification of KPMG as Independent Accounting Firm

The Audit Committee is responsible for the appointment, compensation and oversight of the independent auditor. On June 15, 2015, the Audit Committee appointed KPMG LLP

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(“KPMG”) as the Company’s independent auditors for fiscal year 2016. Although the Company is not required to do so, we are submitting the selection of KPMG for ratification by the shareholders because we believe it is a matter of good corporate practice.

The Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change is in the best interests of the Company and its shareholders. Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

Unless contrary instructions are noted thereon, the proxies will be voted in favor of the following resolution, which will be submitted at the Annual Meeting:

“Resolved, that the appointment by the Audit Committee of KPMG LLP as independent public accountants for the Company for the fiscal year ending April 30, 2016 be, and it hereby is, ratified.”

In the event that the foregoing proposal is defeated, the adverse vote will be considered by the Audit Committee in its selection of auditors for the following year. However, because of the difficulty and expense of making any substitution of auditors so long after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year ending April 30, 2016 will be permitted to stand unless the Audit Committee finds other good reason for making a change. If the proposal is adopted, the Audit Committee, in its discretion, may still direct the appointment of new independent auditors at any time during the fiscal year if it believes that such a change would be in the best interests of the Company and its shareholders.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of independent public accountants.

Proposal 3. Advisory Vote on Executive Compensation

We are requesting that shareholders indicate their approval of our Named Executive Officers’ compensation, as described in the compensation tables and Compensation Discussion and Analysis set forth in this Proxy Statement. This proposal, known as a “say-on-pay” proposal, allows shareholders the opportunity to express their views on these matters. The “say on pay” vote is an advisory vote, which is therefore not binding on the Company, the Compensation Committee or the Board of Directors. However, the views of our shareholders are important to the Company, and will be given careful consideration by the Company, the Compensation Committee and the Board of Directors.

Compensation for our Named Executive Officers in Fiscal 2015, was consistent with the principles of our compensation philosophy and reflects our financial performance, the cumulative return to shareholders in Fiscal 2015 and the overall stability and achievements of the executive team. Our compensation philosophy is designed to (i) align the Company’s goals with shareholder interests; (ii) attract and retain world-class talent; (iii) pay competitively compared with our peer group and the marketplace; and (iv) reward superior performance and limit rewards for performance below targets. Our Fiscal 2015 compensation packages reflect these guiding principles.

The discussion set forth in the Compensation Discussion and Analysis on pages 23 to 52 of this Proxy Statement provides a complete discussion of our compensation programs and policies, including design, implementation, oversight, administration, ongoing review and risk assessment of our programs and policies. Our Compensation Committee and Board of Directors believe that our compensation programs and policies are designed and carried out to allow us to achieve our business goals and reflect the guiding principles of our compensation philosophy.

A vote “FOR” approval will be a vote in favor of the following resolution:

“RESOLVED, that the shareholders of John Wiley & Sons, Inc. hereby approve on an advisory basis the compensation of the Company’s Named Executive Officers, as

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described in the compensation tables and Compensation Discussion and Analysis set forth in this Proxy Statement.”

The Board Of Directors Recommends A Vote “For” Approval, On An Advisory Basis, Of The Compensation Of John Wiley & Sons, Inc.’s Named Executive Officers As Disclosed In This Proxy Statement.

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GOVERNANCE OF THE COMPANY AND BOARD STRUCTURE

The Company’s Board of Directors is elected annually by the shareholders to provide oversight so that the long-term interests of the shareholders are served. The Company’s business is conducted by its employees under the direction of the CEO and with the oversight of the Board.

Board of Directors and Corporate Governance

Director Independence

The Board is currently composed of eleven members. Jesse Wiley is the son of Peter Booth Wiley. The Board has affirmatively determined that all of our directors, except Mark Allin, Jesse Wiley and Peter Booth Wiley, meet the independence guidelines the Board sets forth in its Corporate Governance Principles which are published on our web site at http://www.wiley.com/WileyCDA/Section/id-301708.html.

Board Leadership Structure

The Board of Directors is currently led by Peter Booth Wiley, our non-executive Chairman. Mark Allin, our President and Chief Executive Officer is also a member of the Board of Directors. During Fiscal 2015 Mr. Wiley announced to the Board that he will step down as its Chairman effective October 1, 2015. Subject to his election to the Board of Directors at the 2015 Annual Meeting of Shareholders it is expected that the Board will elect Matthew S. Kissner as its new Chairman at its first meeting immediately following the 2015 Annual Meeting of Shareholders.

Meetings of the Board of Directors are called to order and led by the Chairman. All members of the Board are elected annually.

The Board of Directors believes separating the roles of Chairman and Chief Executive Officer allows our Chief Executive Officer to focus on developing and implementing the Company’s strategic business plans and managing the Company’s day-to-day business operations and allows our Chairman to lead the Board of Directors in its oversight and advisory roles. Because of the many responsibilities of the Board of Directors and the significant amount of time and effort required by each of the Chairman and Chief Executive Officer to perform their respective duties, the Company believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and, as a corollary, enhances the Company’s prospects for success. The Board of Directors also believes that having separate positions provides a clear delineation of responsibilities for each position and fosters greater accountability.

For the foregoing reasons, the Board of Directors has determined that its leadership structure is appropriate and in the best interests of the Company’s shareholders.

Other Governance Practices

Non-Management Executive Sessions: The Board has regularly scheduled non-management executive sessions of non-management directors following each Board meeting.

Orientation and Continuing Education: The Company’s new directors are required to attend orientation sessions. The Company also conducts ongoing training or continuing director education for its Board members and is supportive of, and reimburses its directors for, attending director education programs.

Annual Meeting: The Company does not have a policy that requires the attendance of all directors at the Annual Meetings, but it has been a long-standing practice for directors to attend. In September 2014, all directors standing for election attended the Annual Meeting.

Annual Evaluation: The board annually conducts a self-evaluation to determine whether the board as a whole and its individual members, including the Chairman, are performing effectively.

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Committees of the Board of Directors and Certain Other Information Concerning the Board

Committee Structure

The Board has established four standing committees: the Audit Committee, the Executive Compensation & Development Committee, the Governance Committee, and the Executive Committee. Each Committee conducts an annual self-evaluation of performance and reviews compliance with the current charter of the committee. Copies of the committee charters can be found on our website at www.wiley.com.

The following table indicates Fiscal 2015 membership and total meetings of the Board and its standing committees:

Name	Board		Audit		Compensation		Executive		Governance
Mari Jean Baker	X		X		X		X	*
George Bell	X				X
Matthew S. Kissner	X								X	*
Raymond W. McDaniel, Jr.	X		X	*			X
Eduardo Menascé	X		X		X	*	X	*
William J. Pesce	X						X		X
William B. Plummer	X		X		X		X
Kalpana Raina	X				X	*
Stephen M. Smith	X						X
Jesse Wiley	X								X
Peter Booth Wiley	X	*
Linda P.B. Katehi**	X								X
Fiscal 2015 Meetings	10		8		9		11		7
*	Committee Chairman

Note: From May 1, 2014 to September 18, 2014 Eduardo Menascé served as Chair of both the Executive Compensation & Development Committee and the Executive Committee at which time Kalpana Raina and Mari J. Baker replaced Mr. Menascé as Chairs of the respective committees for the balance of Fiscal 2015. From May 1, 2014 to September 18, 2014 Mr. Plummer served on the Audit Committee and Executive Committee at which time Mr. Menascé and Mr. McDaniel replaced Mr. Plummer on the respective committees for the balance of Fiscal 2015. From May 1, 2014 to September 18, 2014 Ms. Baker served on the Executive Compensation & Development Committee at which time Mr. Plummer and Mr. Bell joined for the balance of Fiscal 2015.

**	Linda P.B. Katehi resigned from the Board on July 24, 2014.

During Fiscal 2015, all of the Directors with the exception of Mr. Smith, who for health reasons was unable to attend several of the meetings, attended at least 75% of the meetings of the Board of Directors and the respective committees of the Board of Directors of which they were a member.

Executive Committee. The Executive Committee exercises the powers of the Board as appropriate in any case where immediate action is required and the matter is such that an emergency meeting of the full Board is not deemed necessary or possible. As a result of Mr. Smith’s health problems announced in February 2015, the Executive Committee held frequent meetings in Fiscal 2015 to discuss Mr. Smith’s recovery as well as the appointment of an interim, and eventually, permanent successor for the President and CEO role.

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Audit Committee. The Audit Committee assists the Board in fulfilling its fiduciary responsibilities relating to the Company’s financial statements filed with the Securities and Exchange Commission, accounting policies, and the adequacy of disclosures, internal controls and reporting practices of the Company and its subsidiaries; reviews Company policies with respect to risk management and risk assessment; evaluates, retains, compensates and, if appropriate, terminates the services of the independent public accounting firm which is to be engaged to audit the Company’s financial statements, including reviewing and discussing with such firm their independence and whether providing any permitted non-audit services is compatible with their independence; maintains financial oversight of the Company’s employees’ retirement and other benefit plans and makes recommendations to the Board with respect to such matters; oversight of the Company’s Enterprise Resources Platform (ERP); and reviews and approves related party transactions. The Committee holds discussions with management prior to the release of quarterly earnings, and also reviews quarterly results prior to filings.

The Board has determined that all members of the Committee are Audit Committee “financial experts,” as defined under the rules of the Securities and Exchange Commission. All members of the Committee are independent under the rules of the New York Stock Exchange currently applicable to the Company.

Executive Compensation and Development Committee. The Executive Compensation and Development Committee evaluates the performance of the CEO and reports its decisions to the Board; reviews and approves the principles and policies for compensation and benefit programs company-wide, and monitors the implementation and administration of such programs; oversees compliance with governmental regulations and accounting standards with respect to employee compensation and benefit programs; monitors executive development practices in order to insure succession alternatives for the organization; and grants options and makes awards under the 2014 Key Employee Stock Plan. All members of the Committee are outside directors as defined by Treasury Regulation Section 1.162-27(e)(3) under Section 162 (M) of the Internal Revenue Code.

Governance Committee. The Governance Committee assists the Board in the selection of Board members by identifying appropriate general qualifications and criteria for directors as well as qualified candidates for election to the Board; assists the Chairman of the Board in proposing committee assignments; assists the Board in evaluating, maintaining and improving its own effectiveness; evaluates the Chairman of the Board’s performance; evaluates director compensation and benefits; and makes recommendations to the Board regarding corporate governance policies.

Shareholders who wish to recommend a director candidate to the Governance Committee should follow the procedures set forth under “Deadline for Submission of Shareholder Proposals” on page 55 of this proxy statement. The recommendation should include the candidate’s name, biographical data, and a description of his or her qualifications.

Board and Committee Oversight of Risk

Management of risk is the direct responsibility of the Company’s President & CEO and the senior leadership team. The Board has oversight responsibility, focusing on the adequacy of the Company’s risk management and risk mitigation processes.

The Company’s Board of Directors administers its risk oversight function directly and through its Audit Committee and Executive Compensation & Development Committee. The Board receives regular reports from these committees, which include reports on those areas over which they have risk oversight responsibility, as appropriate.

Audit Committee: The Audit Committee has oversight responsibility for Enterprise Risk Management (ERM), and specifically, oversight of major financial risk exposures, including litigation and compliance risk and the steps management has taken to monitor and mitigate such exposures. The Committee also receives regular updates from management, including the General Counsel, on litigation risk.

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Executive Compensation & Development Committee: The Executive Compensation & Development Committee has oversight responsibility for the management of risk relating to the Company’s annual and long-term compensation program. The Committee ensures that the Company’s annual and long-term incentive plans do not incentivize or encourage excessive or unnecessary risk-taking.

How Do We Address Risk in Our Compensation Program?

The Company’s compensation program is designed to attract, retain, motivate and reward talented executives and colleagues whose efforts will enable the Company to produce superior results and maximize return to shareholders. Our pay-for-performance philosophy focuses colleagues’ efforts on delivering short-term and long-term financial success for our shareholders without encouraging excessive risk taking. The Executive Compensation & Development Committee (“Compensation Committee”), which consists entirely of independent Board members, oversees the executive compensation program for the named executive officers, as well as other senior officers of the Company.

The following is a description of both Compensation Committee and management processes related to the compensation risk assessment process, as well as a description of the Company’s compensation risk mitigation techniques.

The Compensation Committee reviews and approves the annual and long-term plan performance measures and goals annually. This includes setting appropriate threshold and outstanding performance levels for each performance metric. As a part of this process, the Compensation Committee focuses on what behavior it is attempting to incentivize and the potential associated risks. The Compensation Committee periodically receives financial information from the Chief Financial Officer, and information on accounting matters that may have an impact on the performance goals, including any material changes in accounting methodology and information about extraordinary/special items excluded in the evaluation of performance, as permitted by the 2009 and 2014 Executive Annual Incentive Plan and the 2014 Key Employee Stock Plan (i.e. the shareholder plans), so that the Compensation Committee members may understand how the exercise of management judgment in accounting and financial decisions affects plan payouts. Members of the Compensation Committee approve the final incentive compensation awards after reviewing executive, corporate and business performance, and may utilize negative discretion if they believe the level of compensation is not commensurate with performance.

The following compensation policies and practices serve to reduce the likelihood of excessive risk taking:

•	An appropriate compensation mix that is designed to balance the emphasis on short-term and long-term performance.
•	The majority of incentive compensation for top level executives is associated with the long term performance of the Company. This discourages short-term risk taking.
•	The mix of performance share units, stock options and restricted share units used in our executive long-term plans ensure a correlation between executive and shareholder rewards.
•	Conservative vesting provisions (4 to 5 years) for all equity awards granted under our long-term incentive plans.
•	Financial performance measures used for incentive plans covering colleagues at all levels of the Company include a mix of financial metrics that are in line with operating and strategic plans.
•	A significant portion of annual and long-term incentive payments are based on Company and business profitability, ensuring a correlation between pay and performance.
•	Financial targets are appropriately set, and if not achieved, result in a large percentage loss of compensation.
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•	Executive and broad-based incentive plans cap the maximum award payable to any individual. Annual and long-term incentive plans have a maximum payout of 1.5 times the target amount.
•	Recoupment or “clawback” provisions for top executives and key finance executives in the event that an executive’s conduct leads to a restatement of the Company’s financial results.
•	Stock ownership guidelines and stock retention requirements for our named executive officers, other senior officers and directors discourage excessive risk taking.

We are confident that our compensation program rewards for performance, is aligned with the interests of our shareholders and does not involve risks that are reasonably likely to have a material adverse effect on the company. A more detailed discussion of the Company’s executive compensation program can be found in the Compensation Discussion and Analysis beginning on page 23.

Transactions with Related Persons

We are required to disclose material transactions with the Company in which “related persons” have a direct or indirect material interest. Related persons include any Director, nominee for Director, executive officer of the Company, and any immediate family members of such persons. The term “transaction” is broadly defined under Securities and Exchange Commission rules to include any financial transaction, arrangement or relationship, including any indebtedness transaction or guarantee of indebtedness.

The Company’s Board of Directors has adopted a written policy that requires the Audit Committee to review and approve any related party transactions. Management is expected to provide the Audit Committee with specific information with respect to any such transaction expected to be entered into or continued during the current fiscal year. After reviewing this information, the Audit Committee will approve such transactions only if the following two conditions are met: (1) the transaction must be in the best interests of the Company and its shareholders; and (2) the transaction must be entered into by the Company on terms that are comparable to those that would be obtained in an arm’s length transaction with an unrelated third party.

Based on information available to us and provided to us by our Directors and executive officers, we do not believe that there were any such material transactions in effect during Fiscal 2015, or that any such material transactions are proposed to be entered into during fiscal 2016.

Corporate Governance Principles

To promote the best corporate governance practices, the Company adheres to the Corporate Governance Principles set forth below, many of which have been in effect for more than a decade. The Board of Directors and management believe that these Principles, which are consistent with the requirements of the Securities and Exchange Commission and the New York Stock Exchange, are in the best interests of the Company, its shareholders and other stakeholders, including employees, authors, customers and suppliers. The Board is responsible for ensuring that the Company has a management team capable of representing these interests and of achieving superior business performance.

Pursuant to the New York Stock Exchange’s Corporate Governance regulations, the Company is considered a “controlled company,” defined as a company where more than 50 percent of the voting power is held by an individual, a group, or another company. As such, the Company would be exempt from certain corporate governance standards. However, the Board believes it is in the best interest of the Company and its shareholders to abide by all of the regulations, except for the requirement that the Governance Committee be comprised of independent directors only. The Board has chosen to take an exemption to this requirement because it believes that a Wiley family member’s participation on this Committee will result in a collaborative process to promote the highest standards in the recruitment of new directors and in governance generally.

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I. Primary Duties

The Board, which is elected annually by the shareholders, exercises oversight and has final authority and responsibility with respect to the Company’s affairs, except with respect to those matters reserved to shareholders. All major decisions are considered by the Board as a whole.

The Board elects the Chief Executive Officer (“CEO”) and other corporate officers, acts as an advisor to and resource for management, and monitors management’s performance.

The Board plans for the succession of the CEO. The Executive Compensation and Development Committee annually evaluates the CEO’s performance, approves the CEO’s compensation, and informs the Board of its decisions. The Board also oversees the succession process for certain other management positions, and the CEO reviews with the Board annually his assessment of key management incumbents and their professional growth and development plans. The Board also:

a)	reviews the Company’s business and strategic plans and actual operating performance;
b)	reviews and approves the Company’s financial objectives, investment plans and programs; and
c)	provides oversight of internal and external audit processes and financial reporting.

II. Director Independence

The Board has long held that it is in the best interests of the Company for the Board to consist of a substantial majority of independent Directors. The Board annually determines that a Director is independent if he or she has no material relationship, either directly or indirectly, with the Company, defined as follows:

a)	The Director is not and has not been employed in an executive capacity by the Company or its subsidiaries within the three years immediately prior to the annual meeting at which the nominees of the Board will be voted upon.
b)	The Director is not a significant advisor or consultant to the Company (including its subsidiaries); does not have direct, sole responsibility for business between the Company and a material supplier or customer; and does not have a significant personal services contract with the Company.
c)	The Director is not an executive officer, an employee, and does not have an immediate family member who is an executive officer or employee, of an organization that makes payments to, or receives payments from, the Company in an amount which, in any single fiscal year, exceeds 2% of such other organization’s consolidated gross revenues.
d)	The Director is not, and has not been within the past three years, employed by or affiliated with a firm that provided independent audit services to the Company; the Director is not, and does not have an immediate family member who is a current partner of the firm that is the Company’s external auditor; and the Director or an immediate family member was not within the past three years a partner or employee of the Company’s external audit firm and personally worked on the Company’s audit within that time.
e)	The Director is not, and has not been in the past three years, part of an interlocking directorship involving compensation committees; and
f)	The Director is not a member of the immediate family of Peter Booth Wiley, Bradford Wiley II, Deborah E. Wiley and Jesse Wiley, or management, as listed in the Company’s proxy statement.

When determining the independence of a Director, the ownership of, or beneficial interest in, a significant amount of stock, by itself, is not considered a factor.

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III. Composition of the Board

Under the Company’s By-Laws, the Board has the authority to determine the appropriate number of directors to be elected so as to enable it to function effectively and efficiently. The Governance Committee makes recommendations to the Board concerning the appropriate size of the Board, as well as selection criteria for candidates. Each candidate is selected based on background, experience, expertise, and other relevant criteria, including other public and private company boards on which the candidate serves. In addition to the individual candidate’s background, experience and expertise, the manner in which each board member’s qualities complement those of others and contributes to the functioning of the Board as a whole are also taken into account. The Governance Committee nominates a candidate, and the Board votes on his or her candidacy. The shareholders vote annually for the entire slate of Directors.

Any nominee Director who receives a greater number of “withheld” votes from his or her election than “for” votes shall tender his or her resignation for consideration by the Governance Committee. The Governance Committee shall recommend to the Board the action to be taken with respect to such resignation.

IV. Director Eligibility

Directors shall limit the number of other board memberships in order to insure adequate attention to Company business. Prior to joining the board of another organization, including a public or private company, as well as a not-for profit organization, directors are required to advise the Chairman of the Board, the Chair of the Governance Committee and the President and Chief Executive Officer so that a review can be performed to ensure that there are no conflicts of interest or other issues. While the Board of Directors does not believe it appropriate to establish an arbitrary limit on the number of outside boards upon which a Director may serve, the Board (based on the review and recommendation of the Governance Committee), has the responsibility to evaluate each situation and approve membership.

Whenever there is a substantial change in the Director’s principal occupation, a Director shall tender his or her resignation and shall immediately inform the Board of any potential conflict of interest. The Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation or the potential conflict of interest.

The Board has established a retirement age of 70 for its Directors. The Board may, in its discretion, nominate for election a person who has attained age 70 if it believes that under the circumstances it is in the Company’s best interests.

V. Board and Management Communication

The Board has access to all members of management and external advisors. As appropriate, the Board may retain independent advisors.

The CEO shall establish and maintain effective communications with the Company’s shareholder groups. The Board schedules regular executive sessions at the end of each meeting. Non-management directors meet at regularly scheduled sessions without management. The Chairman of the Board presides at these sessions. In addition, the independent directors meet at least once each year in an executive session presided over by the Chairman of the Governance Committee.

Employees and other interested parties may contact the non-management directors via email at: non-managementdirectors@wiley.com, or by mail addressed to Non-Management Directors, John Wiley & Sons, Inc., Mail Stop 9-12, 111 River Street, Hoboken, NJ 07030-5774.

VI. Board Orientation and Evaluation

The Board annually conducts a self-evaluation to determine whether the Board as a whole and its individual members, including the Chairman, are performing effectively.

The Board sponsors an orientation process for new Directors, which includes background materials on governance, law, board principles, financial and business history and meetings

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with members of management. The Board also encourages all of its Directors to take advantage of educational programs to improve their effectiveness.

VII. Director Compensation

The Governance Committee periodically reviews and recommends to the Board its members’ annual retainer, which is composed of cash and stock grants for all non-employee Directors. In determining the appropriate amount and form of director compensation, the Board regularly evaluates current trends and compensation surveys, as well as the amount of time devoted to Board and committee meetings. As a long-standing Board principle, non-employee Directors receive no compensation from the Company other than for their service as Board members and reimbursement for expenses incurred in connection with attendance at meetings.

Share ownership by each Director is encouraged. To this end, each Director is expected to own shares of Wiley common stock valued at not less than five times that Director’s annual cash compensation to which the Director is entitled for Board service.

VIII. Board Practices and Procedures

The Chairman of the Board and the CEO jointly set the agenda for each Board meeting. Agenda items that fall within the scope and responsibilities of Board committees are reviewed with the chairs of the committees. Any Board member may request that an item be added to the agenda.

Board materials are provided to Board members sufficiently in advance of meetings to allow Directors to prepare for discussion at the meeting.

Various managers regularly attend portions of Board and committee meetings in order to participate in and contribute to relevant discussions.

Beneficial Ownership of Directors and Management

The table below shows the number of shares of the Company’s Class A and Class B Stock beneficially owned by the current directors, and the executive officers named in the Summary Compensation Table on page 39 and all directors and executive officers of the Company as a group as of August 4, 2015. The percent of total voting power reflected below represents the voting power on all matters other than the election of directors, as described on page 3.

Section 16(a) Beneficial Ownership Reporting Compliance

		Shares of Class A and Class B Stock Beneficially Owned(1)	Additional Shares Beneficially Owned(2)	Totals	Percent of Class(1)	Percent of Total Voting Power	Deferred Stock Units(3)

Mark Allin(4)	A	7,618	2,951	10,569.02%		—	—
	B	—	—	—	—	—	—
Mari Jean Baker	A	—	—	—	—	—	6,170
	B	—	—	—	—	—	—
George Bell	A	—	—		—	—	1,759
	B	—	—	—	—	—
Joseph S. Heider(7)	A	15,529	2,622	18,151.04%		—	—
	B	—	—	—	—	—	—
Matthew S. Kissner	A	—	—	—	—	—	22,790
	B	—	—	—	—	—	—
John Kritzmacher(4)	A	12,500	12,500	25,000.05%		—	—
	B	—	—	—	—	—
Raymond W. McDaniel, Jr.	A	500	—	500	—	—	20,995
	B	—	—	—	—	—	—
Eduardo Menascé	A	—	—	—	—	—	11,530
	B	—	—	—	—	—	—
Steven J. Miron(4)(7)	A	13,946	15,921	29,867.06%		—	—
	B	—	—	—	—	—	—

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		Shares of Class A and Class B Stock Beneficially Owned(1)	Additional Shares Beneficially Owned(2)	Totals	Percent of Class(1)	Percent of Total Voting Power	Deferred Stock Units(3)

William J. Pesce	A	63,008	—	63,008.13%		—	—
	B	—	—	—	—	—	—
William B. Plummer	A	—	—	—	—	—	34,175
	B	—	—	—	—	—	—
John W. Semel(4)	A	10,997	5,000	15,997.03%		—
	B	—	—	—	—	—	—
Stephen M. Smith(4)(7)	A	93,137	33,110	126,247.26%		—	—
	B	—	—	—	—	—	—
Kalpana Raina	A	—	—	—	—	—	9,440
	B	—	—	—	—	—	—
Gary Rinck(4)	A	40,886	3,933	44,819.09%		—	—
	B	—	—	—	—	—	—
Jesse Caleb Wiley	A	—	—	—	—	—	—
	B	800	—	800	—	—	—
Peter Booth Wiley(5)(6)	A	1,381,850	—	1,381,850	2.8%	.1%	—
	B	2,727,154	—	2,727,154	29%	19%	—
All directors and executive officers as a group	A	1,681,558	71,091	1,752,649	3.56%	.12%	—
(24 persons)	B	2,727,954	—	2,727,954	29%	19%	—
(1)	This table is based on the information provided by the individual directors or executives. In the table, percent of class was calculated on the basis of the number of shares beneficially owned as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, divided by the total number of shares issued and outstanding plus the number of shares of the class issuable to the individual director or executive officer pursuant to the options exercisable under the Company’s stock option plans on or before October 3, 2015.
(2)	Shares issuable pursuant to options exercisable under the Company’s stock option plans on or before October 3, 2015.
(3)	This amount represents the number of shares of Class A Stock credited to the participating director’s account pursuant to the Deferred Compensation Plan for Directors’ Fees, described on page 52. The shares will be issued upon the director’s retirement.
(4)	Includes Class A shares of restricted stock subject to forfeiture awarded under the Company’s long-term incentive plans as follows: Mr. Allin, 2,951 shares; Mr. Kritzmacher, 12,500 shares; Mr. Miron 15,921 shares; Mr. Rinck 3,933 shares, Mr. Smith, 33,110 shares and Mr. Semel 5,000 shares.
(5)	Peter Booth Wiley, as a co-trustee with Bradford Wiley II and Deborah E. Wiley, of the E.P. Hamilton Trusts, LLC shares one-third voting and investment power with respect to 462,338 shares of Class A Stock and 8,125,536 shares of Class B Stock. For purposes of this table, Mr. Wiley is shown as the beneficial owner of 154,112 shares of Class A Stock and 2,708,512 Class B Stock, representing one-third of the holdings of E.P. Hamilton Trusts, LLC in such shares of Class A Stock and Class B Stock.
(6)	Peter Booth Wiley, as co-trustee with Bradford Wiley II and Deborah E. Wiley, share voting and investment power with respect to 55,072 shares of Class A Stock and 36,720 shares of Class B Stock under the Trust of Esther B. Wiley. For purposes of this table, each is shown as the owner of one-third of these shares.
(7)	Mr. Heider separated service from Wiley on August 7, 2015. Mr. Miron separated service from Wiley on November 30, 2014. Mr. Smith retired on June 1, 2015.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and

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Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based on our review we believe that during Fiscal 2015, our directors, officers and greater than ten percent beneficial owners met all filing requirements.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee of the Company with respect to the Company’s audited financial statements for the fiscal year ended April 30, 2015.

Fees of Independent Auditor

Audit Fees

Total aggregate fees billed by KPMG LLP (“KPMG”) for professional services in connection with the audit and review of the Company’s Consolidated Financial Statements, and statutory audits of the Company’s international subsidiaries were $2,484,000 and $2,379,000 in fiscal years 2015 and 2014, respectively.

Audit Related Fees

The aggregate fees billed for audit related services, including due diligence related to acquisitions, employee benefit plan audits and consultation on acquisitions were $106,000 and $106,900 in fiscal years 2015 and 2014, respectively.

Tax Fees

The aggregate fees billed for services rendered by KPMG tax personnel, except those services specifically related to the audit of the financial statements, were $241,000 and $307,000 in fiscal years 2015 and 2014, respectively. Such services include tax planning, tax return reviews, advice related to acquisitions, tax compliance and compliance services for expatriate employees.

Other Non-Audit Fees

The aggregate non-audit fees were $0 and $0 in fiscal years 2015 and 2014, respectively.

The Audit Committee has advised the Company that in its opinion the services rendered by KPMG LLP are compatible with maintaining their independence.

The Audit Committee is responsible for oversight of the Company’s accounting, auditing and financial reporting process on behalf of the Board of Directors. The Committee consists of three members who, in the judgment of the Board of Directors, are independent and financially literate, as those terms are defined by the Securities and Exchange Commission (the “SEC”) and the listing standards of the New York Stock Exchange (the “NYSE”). The Board of Directors has determined that all the members of the Committee satisfy the financial expertise requirements and have the requisite experience to be designated “audit committee financial experts” as that term is defined by the rules of the SEC and NYSE.

Management has the primary responsibility for the preparation, presentation and integrity of the financial statements of the Company; for maintaining appropriate accounting and financial reporting policies and practices; and for internal controls and procedures designed to assure compliance with generally accepted US accounting standards and applicable laws and regulations. The Committee is responsible for the oversight of these processes. In this fiduciary capacity, the Committee has held discussions with management and the independent auditors regarding the fair and complete presentation of the Company’s results for the fiscal year ended April 30, 2015. Management has represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted US accounting principles. The Committee has discussed with the independent auditors significant accounting principles and judgments applied by management in preparing the financial statements as well as alternative

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treatments. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has had discussions with, and received regular status reports from, the independent auditors and the Vice President of Internal Audit regarding the overall scope and plans for their audits of the Company, including their scope and plans over management’s assessment of the effectiveness of internal control over financial reporting. The independent auditors provided the Audit Committee with written disclosures and the letter required by applicable professional and regulatory standards relating to KPMG’s independence from the Company, including the Public Company Accounting Oversight Board pertaining to the independent accountant’s communication with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors their independence.

The Committee also considers whether providing non-audit services is compatible with maintaining the auditor’s independence. The Audit Committee has adopted a policy of pre-approving all audit and non-audit services performed by the independent auditors. The Audit Committee may delegate authority to one or more of its members to grant pre-approvals of non-audit services, provided that the pre-approvals are presented to the Audit Committee for ratification at its next scheduled meeting.

Persons with complaints or concerns about accounting, internal controls or auditing matters may contact the Audit Committee by addressing a letter to: Chairman of the Audit Committee, John Wiley & Sons, Inc., P. O. Box 1569, Hoboken, NJ 07030-5774.

Based upon the review and discussions referred to above, the Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2015, as filed with the Securities and Exchange Commission.

Audit Committee

Raymond W. McDaniel, Jr., Chairman, Mari Jean Baker and Eduardo Menasce

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EXECUTIVE COMPENSATION

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with Company management the Compensation Discussion and Analysis found on pages 23 through 52 of this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.

Executive Compensation and Development Committee

Kalpana Raina, Chair, George Bell and William B. Plummer

Compensation Committee Interlocks

No member of the Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the Compensation Committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

Performance Graph

	2010	2011	2012	2013	2014	2015
John Wiley & Sons, Inc. Class A	$100.00	$122.26	$110.35	$95.32	$146.43	$147.82
Russell 1000	100.00	115.78	118.08	135.39	160.32	177.70
Dow Jones Publishing Index	100.00	118.16	119.01	127.68	166.02	181.29
S&P 400 Midcap	100.00	123.35	120.44	140.94	164.75	182.27

The above graph provides an indicator of the cumulative total return to shareholders of the Company’s Class A Common Stock as compared with the cumulative total return on the Russell 1000, the Dow Jones Publishing Index and the S&P 400 Midcap, for the period from April 30, 2010 to April 30, 2015. The Company has elected to use the Russell 1000 Index and the S&P 400 Midcap index as its broad equity market indices because it is currently included in these indices. Cumulative total return assumes $100 invested on April 30, 2010 and reinvestment of dividends throughout the period.

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Fiscal 2015 Compensation Discussion & Analysis

Introduction

This Compensation Discussion and Analysis, or “CD&A,” describes the Fiscal 2015 compensation program for Wiley’s executive officers. The overarching goals that guide the design and administration of our executive compensation program consist of the ability to:

•	Recruit and retain the highest caliber of executive talent by offering a competitive compensation program;
•	Motivate and reward executives for achieving strategic and financial objectives, which drive shareholder value, through the use of annual cash incentives; and
•	Align executives’ and shareholders’ interests through awards of equity that are dependent upon the performance of the Company and encourage the acquisition of a significant ownership stake in the Company.

This CD&A describes how the Compensation Committee of the Board of Directors considered our business strategy, our compensation philosophy, and the overarching goals that guide our executive compensation program to arrive at Fiscal 2015 compensation decisions for our executives, including our named executive officers (“NEOs”), whose compensation is set forth in the 2015 Summary Compensation Table and other compensation tables contained in this proxy statement.

Our Fiscal 2015 NEOs are:

•	Stephen M. Smith, President and Chief Executive Officer Mr. Smith retired on June 1, 2015
•	Mark J. Allin, Executive Vice President, Professional Development (from May 1, 2014 through February 9, 2015), Executive Vice President, Chief Operating Officer and Acting Chief Executive Officer (from February 10, 2015 through May 31, 2015) Mr. Allin became President and Chief Executive Officer on June 1, 2015
•	John A. Kritzmacher, Executive Vice President, Chief Financial and Operations Officer
•	Gary Rinck, Executive Vice President, General Counsel
•	Joseph S. Heider, Executive Vice President, Global Education Mr. Heider’s position was discontinued, and he separated service from Wiley on August 7, 2015
•	John W. Semel, Senior Vice President, Planning and Development Mr. Semel was named Executive Vice President and Chief Strategy Officer on May 1, 2015
•	Former NEO: Steven J. Miron, Executive Vice President, Global Research Mr. Miron’s position was discontinued, and he separated service from Wiley on November 30, 2014

All references to President and Chief Executive Officer or CEO in the remainder of this CD&A apply to Mr. Smith.

Executive Summary

Fiscal Year Highlights

The Company delivered on its revenue and earnings guidance for the year. Revenue grew 4% on a constant currency basis and adjusted EPS rose 10%, to $3.26. Our largest and most profitable business, Research journals (‘Research Communication’), delivered 4% revenue growth for the year on a constant currency basis. Our digital solutions businesses also contributed to our revenue growth. Digital products and services made up 60% of total Wiley revenues for the year, up from 55% in Fiscal 2014. Revenue growth, the continued shift to digital, and additional savings from restructuring all contributed to 9% adjusted operating income growth for the year. During Fiscal 2015, we repurchased 1.1 million shares for $62 million, an average cost of $57.26, and in June 2014, we increased the quarterly dividend by 16% to $0.29.

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We continued to expand Wiley’s depth and breadth as a provider of knowledge-enabled solutions, acquiring two companies in calendar year 2014 – CrossKnowledge, a learning solutions provider focused on leadership and managerial skills development; and Profiles International, a pre-hire assessment and talent management provider. Both position Wiley to become a solutions leader in professional learning and development. Through organic investment and targeted acquisitions, and by integrating content, technology, and services, we have accelerated the execution of our strategy to provide professionals, students, and researchers with valued solutions that serve their needs from education through employment.

Some noteworthy business highlights during Fiscal 2015 include:

•	Revenue of $1.822 billion (+4% growth on a constant currency basis)
•	Steady growth in the Research segment coming from journals subscriptions, funded access, and other journal revenue
•	Strong growth in Professional and Education solutions, including Online Training, Assessment and Test Preparation, Online Program Management (Deltak), and WileyPLUS
•	Share of revenue from digital and solutions now at 60% of revenue; print book revenue share down to 25%
•	Adjusted Earnings Per Share (“EPS”) of $3.26 (+10% growth on a constant currency basis)
•	Free cash flow (“FCF”) of $247M, a decrease of $4M over prior year due to increased investment in technology and restructuring payments related to severance
•	The acquisitions of Profiles International and CrossKnowledge help to create an end-to-end talent management solution from assessment through development, a significant value proposition for customers

We urge stockholders to read our Annual Report for the fiscal year ended April 30, 2015, filed with the SEC on June 26, 2015, which describes our businesses and 2015 financial results in greater detail.

Executive Compensation Program

The Company’s executive compensation programs are designed to foster and maintain an experienced, motivated and aligned executive team with the ability to manage the business during challenging times and to evolve the Company’s practices as changes in the market warrant. The compensation program emphasizes variable, performance-based compensation that promotes the achievement of short-term and long-term business objectives aligned with the Company’s business strategy and rewards performance when those objectives are met. The Fiscal 2015 annual and long-term incentive programs were structured so that actual realized compensation was aligned with Company performance based on key metrics such as corporate and business revenue, EPS, business contribution to profit (“CTP”), FCF, Company stock price, and strategic objectives that benefited the Company in Fiscal 2015 and will benefit the Company in the future. We believe these metrics are aligned with driving long-term shareholder value and provide appropriate line-of-sight.

Superior performance by our executive officers is essential to achieving our goal of increasing shareholder value. The charts below illustrate the mix of target total direct compensation for Fiscal 2015 for our President and Chief Executive Officer (“CEO”) and, on average, for our other NEOs.

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To ensure alignment between executive and shareholder rewards, approximately 80% of our CEO’s target total direct compensation for Fiscal 2015 was at risk, and on average 66% of our other NEOs target total direct compensation for Fiscal 2015 was at risk. The targeted annual incentive compensation was payable based on achievement of performance-based financial measures and strategic objectives, and performance-based equity comprised 50% of the targeted long-term incentive compensation.

The following chart provides a brief summary of the principal elements of the Company’s executive compensation program for Fiscal 2015, which are described in more detail later in this CD&A.

Compensation Element	Form	Compensation Objective	Relation to Performance	2015 Actions / Results
Base Salary (Discussed in greater detail on page 33.)	Fixed annual cash, paid on a semi-monthly basis	Fixed compensation that is externally competitive with median market rates, and allows us to attract and retain executive talent.	Increases in base salary reflect market positioning, economic conditions, and the Compensation Committee’s assessment of Company and individual performance over the prior year.	The Company’s budget for US salary increases was a total of 3.25%, including a merit budget of 2.5%, with a range of 0-5%, and an additional 0.75% for promotions and adjustments. Salary increases for the NEOs ranged from 2.9% to 5.4%.
Annual Incentives (Discussed in greater detail on page 33.)	Variable, performance-based cash bonus, paid on an annual basis	Motivate the executive to contribute to the Company’s success in achieving annual corporate and business financial goals and strategic objectives.

75% of the target annual incentive is based on financial goals, including corporate and business revenue, EPS, business CTP, and FCF. The remaining 25% of the target annual incentive is based on achievement of strategic objectives that are intended to further the Company’s success.

Payout can range from 0% to 150% of target.

Target incentives for the NEOs range from 75% to 140% of base salary. Actual short-term incentives earned by the NEOs ranged from 71.6% of target to 100.8% of target.
Long-Term Stock-Based Incentives (Discussed in greater detail on page 35.)	Performance share units granted each year with a 3-year performance cycle. If earned, share units continue to be subject to time-based vesting conditions and are payable as equivalent Class A shares upon vesting 50% on April 30th of the fourth and fifth years after grant	Motivates the executive to contribute to the Company’s success in achieving long-term corporate financial goals that drive shareholder value.	EPS and cumulative FCF are the performance measures used, with a weight of 60% and 40%, respectively. Payout can range from 0% to 150% of target.

NEOs received approximately 50% of their target long-term value in performance share units for the Fiscal 2015-17 performance cycle.

For the Fiscal 2013-15 cycle that just ended, the NEOs earned 41.7% of their targeted performance shares.

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Compensation Element	Form	Compensation Objective	Relation to Performance	2015 Actions / Results
	Non-qualified stock options granted each year, with vesting 50% on April 30th of the fourth and fifth years after grant	Ensures alignment of executive and shareholder interests and rewards increases in stock price.	Exercise price of non-qualified stock options is fair market value on date of grant. Accordingly, the increase in value of non-qualified stock options is directly dependent on improvements in stock price.	June 2014 grants of non-qualified stock options represent approximately 30% of the NEOs’ target long-term value.
	Restricted share units granted each year, payable as equivalent Class A shares upon vesting 50% on April 30th of the fourth and fifth years after grant	Promotes retention objective and facilitates stock ownership, expediting achievement of the stock ownership multiple.	The value of restricted share units is directly correlated with improvements in stock price.	June 2014 grants of restricted share units represent approximately 20% of the NEOs’ target long-term value.

The Company also provides the following health and retirement benefits to our senior executives, as described in more detail later in this CD&A:

Benefit	Form	Purpose
Health and Welfare Benefits (Discussed in greater detail on page 38.)	Flexible benefits program provided to all US employees, where “flex dollars” are provided to help pay the cost of health insurance, life, disability and AD&D insurance.	Health and welfare benefits are market competitive and are provided primarily for the safety and well-being of the executive and his/her family.
Retirement Plans (Discussed in greater detail on page 37.)	Qualified Defined Contribution Savings Plan (401(k)), provided to all US employees

Qualified savings plan benefits, including company basic, matching and discretionary contributions, are market competitive and provide post-retirement income for the executive.

Company contributions to the US-based 401(k) were enhanced following the cessation of accruals and freeze of participation in the US defined benefit retirement plans, effective July 1, 2013.

Qualified Defined Benefit Retirement Plan, provided to US employees hired before July 2012

Qualified retirement plan benefits provide additional post-retirement income for executives hired before July 2012.

The Company ceased accruals and froze participation in the US Retirement Plan, effective June 30, 2013.

Non-qualified Supplemental Benefit Plan (the “Excess Plan”), provided to US employees hired before July 2012 with pay in excess of IRC section 401(a)(17) limit on eligible compensation

Restores benefits lost under the qualified Retirement Plan due to limitations imposed by Internal Revenue Code regulations to the same level as other colleagues who are not restricted by Internal Revenue Code limitations.

The Company ceased accruals and froze participation in the Excess Plan, effective June 30, 2013.

Non-qualified Supplemental Executive Retirement Plan (the “SERP”)

Provides executives who entered the SERP prior to June 2013 with enhanced retirement income due to tax rules governing qualified retirement plans that place significant limitations on the benefits which can be paid to executives.

The Company ceased accruals and froze participation in the SERP, effective June 30, 2013.

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Benefit	Form	Purpose
Non-qualified Deferred Compensation Plan (“DCP”)

Enables US executives to prepare for future financial security by allowing the deferral of otherwise taxable income on a pre-tax basis, with various investment options and flexible payment options. Provides for Company contributions mirroring those made under the qualified Savings Plan.

Company contributions to the DCP were enhanced following the cessation of accruals and freeze of participation in the US defined benefit retirement plans, effective July 1, 2013.

	The John Wiley & Sons Limited Retirement Benefits Scheme (“UK Qualified Plan”)	Approved (qualified) retirement plan benefits are market competitive and provide retirement income for UK employees on a defined benefit basis in addition to providing an incentive for a long-term career with the Company. This scheme is closed to new entrants and accruals based on service froze as of April 30, 2015.
	The Unapproved Supplemental UK Plan (the “UK Non-Qualified Plan”)	Restores benefits “lost” under the UK Qualified Plan due to limitations imposed by the UK Revenue authorities to the same level as other colleagues in the UK Qualified Plan who are not affected by those restrictions. This UK Non-Qualified Plan was closed to new entrants and accruals based on service froze as of April 30, 2015.
Perquisites (Discussed in greater detail on page 38.)	Financial planning, tax preparation, health club membership	Limited perquisites are provided primarily for the financial security and productivity of the executive.

The table below highlights our current compensation practices – those we have implemented because we believe they drive performance and are aligned with sound governance standards – and those we have not implemented because we do not believe they would serve our shareholders’ long-term interests.

Executive Compensation Practices We Have Implemented (What We Do)		Executive Compensation Practices We Have Not Implemented (What We Don’t Do)
√	We ensure a correlation between pay and performance by having a significant portion of compensation that is performance-based and at-risk. Payment of the performance-based compensation is based on achievement of corporate and business financial goals and individual performance against pre-set strategic objectives.	X	We prohibit the repricing of stock options and stock appreciation rights without shareholder approval. We also do not allow cash buyouts for underwater stock options or stock appreciation rights without shareholder approval.
√	We review industry and general industry survey data when setting compensation for our executive officers.	X	We do not pay dividends on unearned performance-based equity awards.
√

We mitigate risk by:

•   placing substantial emphasis on long-term equity-based incentives;

•   setting performance levels that correspond to a range of payments for performance-based compensation;

•   capping payouts of annual and long-term performance-based compensation;

•   including clawback provisions in our annual and long-term incentive plans;

		X	We do not maintain compensation programs that we believe create risks reasonably likely to have a material adverse effect on the Company.

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Executive Compensation Practices We Have Implemented (What We Do)		Executive Compensation Practices We Have Not Implemented (What We Don’t Do)
• strictly prohibiting hedging activities in our Insider Trading Policy; • requiring retention of 50% of the net shares upon exercise or vesting until the stock ownership multiple is met.
√	We have competitive post-employment and change in control provisions that apply to all executive officers.	X	We do not provide significant additional health and retirement benefits to executive officers that differ from those provided to all other employees.
√	We have double-trigger vesting of equity awards following a change in control when the acquiring company is a publicly traded company and outstanding equity is assumed or replaced.	X	We do not provide excise tax gross-ups upon a change of control.
√	We generally provide limited perquisites that we believe are beneficial to the Company.	X	We do not provide tax gross-ups on perquisites.
√	The Compensation Committee, currently composed of three independent directors, retains an external, independent compensation consulting firm to advise on matters related to executive compensation and governance.	X	The Compensation Committee’s independent compensation consulting firm does not provide any other services to the Company.

The following changes to our executive compensation program were implemented during Fiscal 2015:

•	During Fiscal 2015, a new methodology for assessing the competitiveness of our executive compensation program was implemented, including the establishment of a custom executive compensation peer group and use of the Radford Technology Survey in addition to the previously used Towers Watson General Industry Survey. In addition to providing an additional market reference, the custom peer group provides the ability to conduct research on other comparable companies’ compensation programs and policies to ensure all aspects of Wiley’s program are competitive. The introduction of the Radford Technology Survey recognizes the continued digital focus and evolution of the business and, along with the Towers Watson General Industry Survey, provides a robust combination of survey data to use for executive compensation benchmarking. This new methodology was used to make fiscal 2016 compensation decisions.
•	Accruals based on service under the closed UK Qualified Plan and under the UK Non-Qualified Plan were frozen as of April 30, 2015. The group of colleagues previously covered under the UK Qualified Plan commenced participation under the UK Group Personal Pension Plan (“GPPP”), a UK tax-qualified defined contribution arrangement, as of May 1, 2015.

CEO Realizable Pay

To demonstrate the linkage between CEO pay and Company performance / changes in shareholder value, a comparison of realizable pay to reported pay and Total Shareholder Return (“TSR”) is presented below. While not intended to replace the Summary Compensation Table (“SCT”) on page 39, which includes targeted equity grants based on accounting values, this information includes the value realized from stock option exercises and the vesting of full-value awards during the fiscal year, and the change in the intrinsic value of outstanding equity awards as of the end of the fiscal year. SCT data is included in the chart and the accompanying table below for comparison purposes.

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CEO Pay ($000s) vs. TSR Performance
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
-10.0%
-20.0%
-30.0%
Fiscal 2013
Fiscal 2014
Fiscal 2015
Realizable Compensation
SCT Compensation
TSR

Realizable Compensation Analysis ($000s)

Compensation Element	Fiscal 2013	Fiscal 2014	Fiscal 2015

Cash Compensation
Base Salary	$833	$869	$913
Annual Incentive Earned	$753	$1,435	$1,137
Total Cash Compensation	$1,586	$2,304	$2,050

Long-Term Incentives
Value of Realized Awards at Exercise/Vesting	$347	$1,307	$1,757
Change in Value of Outstanding Awards at FYE	-$1,306	$8,790	-$1,197
Total	-$958	$10,097	$559
Total Realizable Compensation	$627	$12,401	$2,609

Summary Compensation Table Values ($000s)
Compensation Element	Fiscal 2013	Fiscal 2014	Fiscal 2015

Base Salary	$833	$869	$913
Annual Incentive	753	1,435	1,137
Stock Awards	961	1,403	1,493
Stock Options	1,229	608	641
Total	$3,776	$4,315	$4,183

2014 “Say-on-Pay” Advisory Vote on Executive Compensation

The Company provides shareholders with an annual “say-on-pay” advisory vote to approve its executive compensation, in accordance with Section 14A of the Exchange Act. At the 2014 Annual Meeting of Shareholders, our shareholders expressed substantial support for the compensation of our NEOs, with approximately 99.5% of the votes cast for approval of our executive compensation program. The Compensation Committee evaluated the results of the 2014 advisory vote and believes the strong shareholder support signals approval of the current pay-for-performance executive compensation program and the sound governance practices in place at Wiley. As noted above in the Executive Summary, the Company has adopted governance practices that it believes best serve our shareholders, while also incorporating best practices that allow us to meet the overarching goals of our executive compensation program. In furtherance of that goal, the Compensation Committee determined to make certain changes to the executive compensation program, noted on page 28, in a continuing effort to reflect sound governance and market practices.

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Compensation Principles and Practices

Principles of Wiley’s Executive Compensation Program

The following principles and practices shaped the design and implementation of the Company’s compensation program for Fiscal 2015:

•	The compensation mix is designed to balance emphasis on short-term and long-term performance, in line with the Company’s operating and strategic plans.
•	Compensation is merit-based in that the total compensation opportunity and actual payout for each executive is based on current responsibilities, tenure in current position, skill set relative to the external marketplace, and sustained performance against financial and strategic objectives.
•	There is a correlation between compensation (both annual and long-term) and the Company’s performance. Financial targets used in both the short- and long-term incentive plans are aligned with the Board-approved strategic plan and, if not achieved, result in a large percentage reduction in compensation. The program is structured such that at executive levels a larger portion of annual and total compensation is variable, driven by performance and significantly composed of stock-based compensation, ensuring a correlation between executive and shareholder rewards.
•	Senior executives, including the NEOs, have a significant, ongoing ownership stake in the Company to strengthen the alignment of our executives’ interests with those of our shareholders.
•	The program is competitive with the total compensation program of competitor companies in the publishing / information / media and general industries when performance goals are achieved. To that end the Compensation Committee reviews a report based on independently researched market compensation data as a guidepost to determine whether the Company’s compensation levels and programs are competitive and meet the Company’s stated objectives. For Fiscal 2015, the report included publishing / media companies with whom Wiley competes for business and talent and for whom data is available, as well as other companies in general industry for positions that are not unique to our industry. Base salaries, annual incentive awards and long-term incentive grants are determined within the framework of position responsibilities, assessments of individual performance and future leadership potential, and competitive market data adjusted to reflect the size of the Company. As noted previously, a new methodology for assessing the competitiveness of our executive compensation program was implemented, including the establishment of a custom executive compensation peer group and use of the Radford Technology Survey in addition to the previously used Towers Watson General Industry Survey.

Role of Compensation Consultant

The Compensation Committee, currently composed of three independent directors, has engaged Frederic W. Cook & Co., Inc. (“Cook”) as its independent compensation consultant, to advise the Compensation Committee on matters related to executive compensation. The executive compensation consultant reports directly to the Compensation Committee, and works collaboratively with management with regard to the administration and any required analysis in support of the executive compensation program. In addition, Cook provides competitive benchmarking for non-employee director pay to the Governance Committee.  Cook does not offer or provide any other services to the Company, and the Compensation Committee determined that the retention of Cook has not raised any conflict of interest.

Following are the services provided to the Compensation Committee by Cook during Fiscal 2015:

•	Provide market analysis and a competitive range of target compensation based on the Company’s compensation philosophy for executive officers, to be used for Fiscal 2015 executive compensation recommendations. Confer with the Compensation Committee and management, as needed.

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•	Present the market analysis report with respect to Fiscal 2015 target compensation at the March 2014 Compensation Committee meeting. Attend any other meetings as requested by the Compensation Committee.
•	Monitor the Company’s executive compensation program and advise the Compensation Committee of plans or practices that might be modified to improve effectiveness, competitiveness and alignment with good corporate governance principles. As noted previously, Cook worked with management and the Compensation Committee to establish an executive compensation peer group and introduce a new third-party salary survey for benchmarking fiscal 2016 executive pay.
•	Review the Company’s executive compensation philosophy and competitive positioning for reasonableness and recommend modifications where appropriate.
•	Advise the Compensation Committee on management proposals, as requested.
•	Review the Compensation Discussion and Analysis, compensation tables and other compensation-related disclosures included in the Company’s proxy statement.
•	Proactively advise the Compensation Committee on best practices for governance of executive compensation as well as areas of concern and risk in the Company’s program.
•	Proactively advise the Compensation Committee on legislative and regulatory developments related to compensation policies and programs and compensation-related disclosure.

Roles of the Compensation Committee and Management in Recommending Compensation

As described in greater detail below, individual base salaries, annual cash incentive awards and long-term incentive grant amounts are determined within the framework of the executive’s position and responsibilities, individual and Company / business performance, as well as with regard to time in position and compensation relative to the external marketplace.  The CEO presents compensation recommendations for the other executive officers to the Compensation Committee for its review and approval. The Compensation Committee evaluates the performance of the CEO, determines his compensation, and discusses its recommendation with the Board of Directors in executive session.

Determination of Target Compensation Levels

Compensation Philosophy

The Company’s executive compensation program for the executive officers consists of base salary, targeted cash incentives expressed as a percent of base salary and targeted long-term equity awards. Each executive officer’s base salary, target annual cash incentive and long-term incentive award value are reviewed annually and adjusted when and if needed, based on the criteria noted above and depending on market conditions, to remain competitive with the external market. The program is designed to pay median base salaries, above-median total cash compensation for the achievement of challenging financial targets and strategic objectives, and below-median total cash compensation when those targets are not attained, thereby aligning executive compensation with shareholder interests. Third quartile levels of total direct compensation can be realized when challenging, long-term financial goals are achieved and accompanied by future share price appreciation. An executive’s position against the market may be below or above our target positioning based on a number of factors specific to the individual, including scope of responsibility, performance, tenure in position, level of experience and skill, and market conditions.

Compensation Benchmarking

The Compensation Committee’s independent compensation consultant prepares an annual review of executive compensation competitiveness, using a combination of third-party surveys and a custom proxy peer group (the latter implemented for fiscal 2016). For fiscal 2015, data from the Towers Watson US Media Industry Survey and the Towers Watson US General Industry Survey were used. The Towers Watson survey data included a special cut of 43 publishing and information services companies in the 2013 Towers Watson US Media Industry Survey, and over 442 companies in the 2013 Towers Watson US General Industry Survey, adjusted to be appropriate for the Company’s revenue size. The data is weighted two thirds on the publishing / media industry data and one-third on general industry data, recognizing that

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the competitive market for our executives is broader than the publishing / media industry. The independent compensation consultant presents its report to the Compensation Committee at its March meeting. In benchmarking compensation levels against the Towers Watson survey data, the Compensation Committee considers only the aggregated survey data. Therefore, the Compensation Committee members do not consider the identity of the companies comprising the survey data to be material for this purpose. As noted previously, the Radford Technology Survey will replace the Towers Watson Media Industry Survey beginning in fiscal 2016, recognizing the evolution of our business.

Each year, compensation decisions covering base salary, annual incentives and stock-based awards are primarily driven by assessments of individual and Company performance. Comparisons are also made to the compensation survey data. Individual annual and long-term incentive payments from preceding years are not a significant factor in determining recommendations for the total compensation opportunity for an upcoming year.

Compensation for the CEO is established using the same process and philosophy previously discussed for the other executive officers. The Compensation Committee establishes the CEO’s base salary, target annual incentive and stock-based awards using the executive compensation competitive review report prepared annually by the independent compensation consultant, as indicated above. In addition, the CEO’s compensation relative to the next two highest-compensated executives is evaluated.

Weighting of Pay Elements – Fixed Versus “At Risk” Compensation

As noted more fully below and in other sections of this Proxy Statement, a significant portion of target total direct compensation (defined as base salary, target annual incentives and the target value of stock-based awards) granted to our executive officers in Fiscal 2015 is based on the attainment of annual and long-term financial objectives, which we believe drive shareholder value. The following chart illustrates the target pay mix for our NEOs in Fiscal 2015. Approximately 80% of our CEO’s target total direct compensation, and on average 66% of our other NEOs’ target total direct compensation, was at risk in the form of performance share units, stock options, restricted share units and annual incentives.

Fiscal 2015 NEO Target Pay Mix
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
25%
15%
10%
30%
21%
18%
12%
7%
31%
32%
23%
14%
9%
26%
28%
17%
10%
7%
28%
37%
17%
10%
7%
32%
33%
13%
8%
5%
32%
43%
18%
11%
7%
31%
33%
Smith
Allin
Kritzmacher
Rinck
Heider
Semel
Miron
Performance Share Units
Stock Options
Restricted Share Units
Annual Incentive
Base Salary

We believe that this pay mix, with about 70% of pay variable based on achievement of annual and long-term financial objectives, and commensurate improvement in share price, provides strong motivation to focus on attaining results that create shareholder value.

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Compensation Elements

Base salaries

Base salaries are provided to our executive officers for performing their day-to-day responsibilities. Competitive base salaries allow the Company to attract and retain executive talent. For Fiscal 2015, the Company’s budget for US salary increases was 3.25%, including a merit budget of 2.5%, with a range of 0-5%, and an additional 0.75% for promotions and adjustments. Base salary increases, if any, are effective July 1 of each year. The base salaries of our executive officers are based on a review of the competitive median marketplace for equivalent executive positions as previously discussed, assessment of the executive officer’s individual performance by the CEO (or in the case of the CEO, by the Compensation Committee), the performance of the Company and / or relevant business unit, internal pay relationships among executive officers based on relative duties and responsibilities, the tenure of the executive officer in his / her role, and the Company’s annual salary increase budget. After taking into consideration the foregoing, the Compensation Committee determined to increase the NEOs’ salaries ranging from 2.9% to 5.4%.

Annual incentives

Annual incentives are intended to motivate and reward senior executives for achieving short-term business objectives that drive Company and business unit performance. Annual incentives are payable for the achievement of annual financial performance goals established by the Compensation Committee and for individual performance and contributions. The financial goals represent 75% of the targeted annual incentive, and strategic objectives represent 25% of the targeted annual incentive. The range of payout of annual incentives is 50% for achievement of financial performance at the threshold level to 150% of target for achievement of financial performance at the outstanding level. There is no payout of the financial portion of the annual incentives if achievement of financial performance is below the threshold level.

Financial goals are based upon a strategic plan presented to and approved by the Board of Directors annually. At the end of the performance cycle a payout factor is calculated using actual results against the target for the financial measures. This results in a payout from 0 to 150% for financial objectives. A rating from 0 to 150% is also established for performance on strategic objectives.

Following are the Fiscal 2015 target annual incentives for the NEOs:

Named Executive Officer	Target Annual Incentive as a % of Base Salary

Stephen M. Smith	140%
Mark J. Allin	95%
John A. Kritzmacher	95%
Gary Rinck	75%
Joseph S. Heider	95%
John W. Semel	75%
Steven J. Miron	95%

The target annual incentive percentage for Mr. Smith was raised from 130% in Fiscal 2014 to 140% in Fiscal 2015, to bring his targeted cash compensation more in line with our executive compensation philosophy, using performance-based annual incentives.

The Company uses a Performance Management Program that measures performance against financial goals, consistent with the operating plan, and approved by the Compensation Committee, as well as other quantitative and qualitative strategic objectives established at the beginning of the fiscal year. The Compensation Committee approves the strategic objectives of the CEO, evaluates his performance in light of those strategic objectives, and discusses its recommendation with the Board of Directors in executive session. The CEO evaluates the performance of the executive officers against assigned quantitative and qualitative strategic objectives, and presents his ratings to the Compensation Committee for its review and approval.

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For the 75% of the annual incentive that is based on financial measures, corporate financial performance metrics are used for corporate NEOs, and a combination of corporate (weighted at 25%) and relevant business performance metrics (weighted at 75%) are used for business NEOs. For Fiscal 2015, the corporate performance metrics were revenue, EPS and normalized FCF weighted at 30%, 40% and 30%, respectively. Performance metrics for individual businesses were revenue and CTP, weighted at 40% and 60%, respectively. These performance metrics are relevant measures of our corporate and business unit success and align shareholder and executive interests. The higher weight on the profit metric(s) ensures an appropriate distribution of incentives paid vis-a-vis what is retained by the Company in pretax income.

In Fiscal 2015, in comparison to the corporate target goals set by the Compensation Committee for annual incentive purposes (see table below) revenue achievement was 96.7% of target, EPS achievement was 100.3% of target, and normalized FCF achievement was 95.8% of target, resulting in a payout of 84.4% of target for the corporate performance measures.

Financial Objective	Weight	2015 Threshold Performance Level	2015 Target Amount	2015 Outstanding Performance Level	2015 Results
Revenue ($000s)	30%	95%	$1,916,000	105%	$1,852,500
EPS	40%	90%	$3.35	110%	$3.36
Normalized FCF ($000s)	30%	90%	$292,000	110%	$279,698
Note:	Financial results used for incentive payment purposes were adjusted to be on a constant currency basis using budgeted foreign exchange rates. Certain items and events may be excluded as permitted by the shareholder-approved 2009 Executive Annual Incentive Plan. These exclusions ensure that executives will not be unduly influenced in their decision-making because they would neither benefit nor be penalized as a result of certain unexpected and uncontrollable or strategic events that may positively or negatively affect the performance metrics in the short-term. For Fiscal 2015, the principal exclusions were a disputed income tax deposit paid to the German tax authorities and restructuring and reorganization charges. Free cash flow is defined by the Company as cash from operating activities less cash used for investing activities excluding acquisitions.

Quantitative and qualitative strategic objectives for Fiscal 2015 were set based on the following goals:

•	Execute Fiscal 2015 Financial Plan to achieve targeted performance
•	Integrate recent acquisitions to create a high-growth Talent Management Solutions business
•	Invest in adding more value digitally to Wiley’s book and journal content
•	Increase efficiency and simplify business processes to enable better decision-making, reduce long-term technology investment and foster innovation
•	Accelerate growth in emerging markets
•	Drive double-digit growth in Wiley’s content-enabled solutions business
•	Clearly and succinctly articulate a vision for Wiley’s future success as a business built on the integration of high quality curated content, innovative technology and valued services

An evaluation of each executive officer’s achievement of Fiscal 2015 strategic objectives in the context of the goals set forth above, was made by the CEO and approved by the Compensation Committee. In the case of the CEO, this evaluation was made by the Compensation Committee. There were no specific weightings for each of the preceding goals, and achievement of the strategic objectives was based on the Compensation Committee’s qualitative assessment. The key strategic accomplishments of the NEOs during Fiscal 2015 include: continuing to reorganize and restructure Wiley’s businesses and shared service functions to enhance business performance and provide resources for reinvestment in new business growth and technology initiatives; growth of 10% in adjusted EPS; a 4% improvement in revenue primarily from journals subscriptions, funded access and other journal revenue, Online Training, Assessment and Test Preparation, Online Program Management (Deltak), and

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WileyPLUS, and the recent acquisition and integration of Profiles International and CrossKnowledge into our Talent Solutions business.

Payout of the financial and strategic objectives portions of the annual incentives as a percentage of target, and total Fiscal 2015 annual incentives paid to the NEOs as a percentage of target, are noted in the table below.

Named Executive Officer	Payout of Financial-Based Incentive as a % of Target	Payout of Strategic Objectives Incentive as a % of Target	Total Annual Incentive Payout as a % of Target
Stephen M. Smith	84.4%	100%	88.3%
Mark J. Allin	63.8%	105%	74.1%
John A. Kritzmacher	84.4%	150%	100.8%
Gary Rinck	84.4%	105%	89.5%
Joseph S. Heider	62.1%	100%	71.6%
John W. Semel	84.4%	125%	94.6%

Long-Term Stock-Based Incentives

Long-term incentives are intended to motivate and reward executive officers for achieving long-term (three-year) business objectives that drive Company performance. The long-term incentive compensation program for executive officers consists of annual grants of performance share units, stock options and restricted share units, weighted at approximately 50%, 30% and 20% of long-term target value, respectively.

The Compensation Committee believes the mix of equity provides an appropriate balance between risk and potential reward by tying realizable compensation directly to pre-established performance goals and future increases in stock price, provides alignment with shareholder interests, and serves as an effective retention tool for superior performers. In administering the long-term incentive program, the Compensation Committee considers data from the executive compensation survey previously discussed (which utilizes FASB Accounting Standards Codification (“ASC”) Topic 718 values for equity), and the recommendations of the CEO (with respect to the other executive officers), to establish the targeted equity awards (value and number of shares) for each executive officer.

•	Performance share units are used to focus executive officers on the achievement of three-year corporate financial performance goals established by the Compensation Committee. The use of corporate performance measures aligns executive officers with the overall success of the Company and the strategic plan approved by the Board of Directors. At the end of the performance cycle, a payout factor is calculated based on actual results against threshold, target and outstanding performance levels, resulting in a payout from 0% to 150% of the targeted number of performance shares for cycle. There is no payout in shares if performance is below the threshold level. For the Fiscal 2013-15 performance cycle, stake-in-the-ground fiscal 2015 EPS and three-year cumulative FCF were the performance measures, weighted at 60% and 40%, respectively. These are the same performance measures and weights used for the Fiscal 2015-17 performance cycle. These performance measures are meaningful measures of our financial health, drivers of shareholder value, and the focus of the long-term investors the Company wishes to attract.

For the Fiscal 2013-15 performance cycle, EPS achievement was below threshold at 81.4% of target, and FCF achievement was 100.8% of target, resulting in a payout of 41.7% of the targeted number of shares for this performance cycle. For participants of the Executive Long-Term Incentive Plan, dividend equivalents are paid on earned shares over the additional vesting period following the end of the performance cycle.

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Financial Objective	FY2013-15 Threshold Performance Level	FY2013-15 Target Amount	FY2013-15 Outstanding Performance Level	FY2013-15 Results

EPS	90%	$4.20	110%	$3.42
Normalized FCF ($000s)	90%	$845,000	110%	$851,998
Note:	Financial results used for long-term incentive payment purposes were adjusted to be on a constant currency basis using budgeted foreign exchange rates and for certain items and events as permitted by the shareholder-approved 2009 Key Employee Stock Plan. These exclusions ensure that executives will not be unduly influenced in their decision-making because they would neither benefit nor be penalized as a result of certain unexpected and uncontrollable or strategic events that may positively or negatively affect the performance metrics in the short-term. For the Fiscal 2013-15 cycle, the principal exclusions were a disputed income tax deposit paid to the German tax authorities and restructuring and reorganization charges. Free cash flow is defined by the Company as cash from operating activities less cash used for investing activities excluding acquisitions.

Following are the Fiscal 2013-15 performance shares earned for the NEOs as a percentage of target:

Named Executive Officer	Target Performance Shares for the FY2013-15 Cycle	Earned Performance Shares for the FY2013-15 Cycle	Total Payout as a % of Target

Stephen M. Smith	20,000	8,340	41.7%
Mark J. Allin	4,500	1,877	41.7%
Gary Rinck	6,000	2,502	41.7%
Joseph S. Heider	4,000	1,668	41.7%
John W. Semel	2,100	876	41.7%
Steven J. Miron	4,736	1,975	41.7%

Mr. Kritzmacher is not included in the table above since he was not a participant for this performance cycle given his hire date. The NEOs’ target performance shares for the Fiscal 2015-17 performance cycle are included in the Grants of Plan-Based Awards Table on page 40. Mr. Miron’s target and earned shares for this performance cycle are prorated, reflecting his separation from service on November 30, 2014.

•	Stock options are used to align the interests of management with those of the Company’s shareholders. The Compensation Committee believes that because value is realized only if the Company’s stock price rises, that stock options are performance-based compensation.
•	Restricted share units, a regular part of the equity mix beginning with the Fiscal 2014 grants, will facilitate stock ownership, expediting achievement of the stock ownership multiple, and will provide an additional retention mechanism. Dividend equivalents are paid on restricted share units until the shares vest.

Equity award grants are made using a ten-day trailing average stock price from the date five business days after the release of the Company’s year-end earnings. Equity awards vest 50% after years four and five, except in limited circumstances involving performance shares for completed performance cycles upon executive retirement, death or permanent disability.

Stock Ownership Guidelines

The Compensation Committee believes that the ultimate goal of the long-term incentive program is to align the interests of Company stockholders and management. To reinforce this principle, the Compensation Committee established stock ownership guidelines for all executive officers participating in the long-term incentive program. The ownership guideline for the CEO is six times base salary. The ownership guideline for the other executive officers is two and one-half times base salary. Shares counted toward the ownership guidelines consist of:

•	Shares owned outright
•	Half of the performance share units earned (i.e. where the performance cycle has been completed), but not yet vested. (Assumes half will be surrendered to pay taxes.)
•	Half of time-based restricted shares / restricted share units granted. (Assumes half will be surrendered to pay taxes.)
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Messrs. Smith, Rinck and Heider have exceeded their targeted shareholdings. Messrs. Kritzmacher and Allin are relatively new to their roles and are making progress toward meeting their ownership targets.

For all equity grants awarded during and after June 2011, there is a stock retention requirement for our executive officers, including the NEOs, that requires retention of 50% of the net shares acquired upon the exercise of stock options or the vesting of performance share units and restricted shares/share units until the executive satisfies the stock ownership salary multiple.

Clawback Provision

To ensure that our compensation program does not encourage excessive risk taking the Company has a clawback provision in both the annual and long-term incentive plans covering the top 450 employees in the Company. The clawback provision allows the Company to recoup incentive payments to covered incentive participants in the event that the Company restates its financial results because of fraud, gross negligence or intentional misconduct on the part of one or more employees and/or because of material non-compliance with securities laws.

Hedging Prohibited

As part of an Insider Trading Policy, the Company strictly prohibits any type of hedging activity, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and/or exchange funds.

Retirement and Post-Employment Benefits

All NEOs are eligible to participate in the Company’s qualified savings and retirement plans, as described further starting on page 44. However, because US and UK tax rules governing qualified retirement plans place significant limitations on the benefits that can be paid to executives, the Company has adopted four non-qualified deferred compensation plans to supplement qualified retirement benefits.

•	Nonqualified Supplemental Benefit Plan (the “Excess Plan”). The Excess Plan was adopted by the Board of Directors to restore benefits that cannot be provided under the Employees’ Retirement Plan of John Wiley & Sons, Inc. (“US Retirement Plan”) due to limitations imposed by the Internal Revenue Code. Participation in and accruals under the Excess Plan were frozen as of June 30, 2013.
•	Supplemental Executive Retirement Plan (the “SERP”). Participation in and accruals under the SERP were frozen as of June 30, 2013. The SERP is more fully described on page 45.
•	Deferred Compensation Plan (the “DCP”). The Deferred Compensation Plan was adopted by the Board of Directors to provide the opportunity to defer compensation for those executives who are not able to take full advantage of the Company’s qualified Savings Plan because of tax rules limiting contributions. In conjunction with the freeze of the US defined benefit plans, the Board approved amending the DCP to provide for Company contributions mirroring those made under the Savings Plan.
•	UK Unapproved Supplemental Plan (the “UK Non-Qualified Plan”). The UK Non-Qualified Plan was adopted by the Board of Directors to restore benefits for selected individuals that cannot be provided under the UK Qualified Plan due to limitations imposed by Her Majesty’s Revenue & Customs. Participation in and service-related accruals under the UK Non-Qualified Plan were frozen as of April 30, 2015.

As noted above, the Company ceased accruals and froze participation in the US defined benefit retirement plans, including the US Retirement Plan, the Excess Plan, and the SERP, effective June 30, 2013. At the same time, the Company enhanced its Defined Contribution Savings Plan (401(k)) and the DCP. Service-related accruals under the UK Qualified Plan and the UK Non-Qualified Plan were frozen as of April 30, 2015, and colleagues previously accruing benefits under the UK Qualified Plan became covered by the UK Group Personal Pension Plan (GPPP), a UK tax-qualified defined contribution arrangement.

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Health and Welfare Benefits

The Company provides or makes available a number of health and welfare benefits, such as medical, dental, vision, life, accident and long-term disability insurance to all US-based employees, including the NEOs. These benefits are competitive with those provided by other companies in the publishing / media and general industries and are provided primarily for the well-being of Wiley employees, and at the same time enhance Wiley’s attractiveness as an employer of choice.

Perquisites and Other Benefits

The Company provides limited perquisites and other personal benefits to the NEOs, of which the incremental cost to the Company in the aggregate is generally in the range of $10,000 to $18,000 annually. These benefits are provided primarily for the financial security and productivity of executives, which allows greater focus on Wiley business activities. These limited perquisites primarily consist of financial planning and tax preparation, an allowance for business and health club memberships, parking in the headquarters building (where appropriate). In Fiscal 2012, we eliminated tax “gross-ups” for perquisites provided to our executive officers. Any taxes on perquisites are now paid by the executives. Mr. Allin, whose previous position had required spending a significant amount of time in the US, had been allowed the use of a Company-leased apartment in the US. This accommodation was provided in lieu of hotel expenses while conducting Company business. The apartment was available to other Company employees throughout the year.

Post-Employment Benefits

Depending on the circumstances of their termination, the NEOs are eligible to receive severance benefits in the form of base salary as a lump-sum payment, annual incentive, healthcare benefits and accelerated vesting of equity as determined by the provisions in their employment agreements, which are discussed in detail starting on page 51. Under a dismissal without cause or constructive discharge following a change of control, the Company provides these severance benefits because it serves the best interest of the Company and its shareholders to have executives focus on the business merits of mergers and acquisitions without undue concern for their personal financial outcome. In the case of a without cause termination or constructive discharge absent a change in control, the Company believes it is appropriate to provide severance for a limited period to bridge executives to new employment, particularly in view of our non-compete agreements which require that for twelve months following termination the executive will not compete with the Company or solicit customers or employees.

As part of his separation from service, Mr. Miron received severance equal to twenty-four months’ base salary, payable in a lump-sum; benefits coverage for a two-year period; prorated incentive payment under the Fiscal 2015 annual incentive plan, based on actual financial performance; vesting of all earned but unvested performance shares; continued vesting of stock options and restricted share units for three years following his separation date; continued prorated participation in all active long-term performance cycles, with payment in shares following the end of the cycles; and financial planning and tax preparation services for six months.

Tax Deductibility of Compensation

Ordinarily it is in the best interest of the Company to retain flexibility in its compensation programs to enable it to appropriately reward, retain and attract executive talent necessary to further the Company’s success. To the extent such goals can be met with compensation that is designed to be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), such as the 2009 Key Employee Stock Plan and the Executive Annual Incentive Plan, each approved by the shareholders in September 2009, and the successor Plans, approved by shareholders in September 2014, such compensation plans will be used. However, the Compensation Committee recognizes that in appropriate circumstances, compensation that is not deductible under the Code may be paid at the Compensation Committee’s discretion.

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Closing Statement

The executive compensation program discussed herein is based on our beliefs that:

•	The quality of our leadership is among the most important determinants of the Company’s success;
•	Our ability to attract and retain industry leaders who will ensure our success requires a competitive, performance-based compensation program;
•	Our shareholders are best served by providing our executive officers with appropriate financial rewards directly linked to the long-term success of the Company; and
•	Our executive officers must share in the risks as well as the rewards of achieving the Company’s challenging performance goals.

We believe that the Company’s executive compensation program meets the goals and objectives discussed above.

Summary Compensation Table:

Name [a]	Year [b]	Salary ($) [c]	Bonus ($) [d]	Stock Awards ($) [e]	Option Awards ($) [f]	Non- Equity Incentive Plan Compen- sation ($) [g]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) [h]	All Other Compen- sation ($) [i]	SEC Total ($) [j]
Stephen M. Smith	2015	912,500		1,492,500	640,900	1,137,304	498,877	164,882	4,846,963
	2014	869,167		1,403,315	607,800	1,434,956	714,201	138,721	5,168,159
	2013	833,333		961,200	1,229,000	752,724	1,441,655	132,083	5,349,996
Mark J. Allin	2015	472,870		334,320	167,620	309,836	332,866	140,450	1,757,962
	2014	421,623		320,193	132,703	388,137	(106,894)	95,232	1,250,994
	2013	399,253		216,270	320,769	310,748	651,647	226,671	2,125,359
John A. Kritzmacher	2015	616,667		728,340	311,100	593,712	1,312	78,447	2,329,577
	2014	525,000		913,425	607,800	667,710	100	36,150	2,750,185
Gary Rinck	2015	531,667		352,230	149,600	359,319	503,614	51,300	1,947,730
	2014	512,500		347,864	144,859	477,598	320,715	38,149	1,841,685
	2013	497,500		288,360	307,250	280,031	358,896	18,327	1,750,364
Joseph S. Heider	2015	386,667		286,560	122,400	265,255	393,203	56,090	1,510,174
John W. Semel	2015	394,625		167,160	71,400	281,204	38,682	36,040	989,111
Steven J. Miron	2015	306,667		417,900	178,500	236,380	544,129	1,114,297	2,797,873
	2014	512,500		383,441	160,054	528,329	(194,949)	32,535	1,421,910
	2013	495,833		264,330	337,975	352,183	778,754	25,376	2,254,451
(c):	The 2013 base salary reported in this column for Mr. Allin has been converted to US dollars using the Fiscal 2013 average exchange rate of £1=US$1.5760. The 2014 base salary reported in this column for Mr. Allin has been converted to US dollars using the Fiscal 2014 average exchange rate of £1=US$1.6011. The 2015 base salary reported in this column for Mr. Allin has been converted to US dollars using the Fiscal 2015 average exchange rate of £1=US$1.5997. The 2014 base salary reported in this column for Mr. Kritzmacher reflects his period of employment during this fiscal year.
(e):	The amounts reported in this column consist of performance share units and, for fiscal years 2014 and 2015, restricted share units granted under the Company’s 2009 and 2014 Key Employee Stock Plans. The amounts noted for the performance share units represent the value at the grant date based on the probable outcome of the performance conditions under the awards. Maximum value payouts of the performance share units are 150% of target, and will only occur if the Company reaches preset “outstanding” performance benchmarks. To calculate the fair value of the awards, the market price on the date of grant is used in accordance with the FASB ASC Topic 718, Stock Compensation. Refer to Notes 2 and 18 in the Notes to the Consolidated Financial Statements in the Company’s 2015 Annual Report on Form 10-K for the assumptions used in determining FAS ASC Topic 718, Stock Compensation values.
(f):	The amounts reported in this column consist of stock options granted under the Company’s 2009 and 2014 Key Employee Stock Plans. The assumptions used to calculate the stock option award values are in accordance with FASB ASC Topic 718, Stock Compensation. Refer to Notes 2 and 18 in the Notes to the Consolidated Financial Statements in the Company’s 2015 Annual Report on Form 10-K for the assumptions used in determining FASB ASC Topic 718, Stock Compensation values. The amounts listed do not necessarily reflect the level of compensation that may be realized by our named executive officers.

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(g):	The total annual incentive for Fiscal 2015 was earned based on the achievement of pre-established corporate and, in the case of Messrs. Allin, Heider and Miron, business financial measures—including revenue, profit and cash flow—approved by the Compensation Committee, as well as the achievement of strategic objectives that are designed to drive improved performance for the Company in the current and future fiscal years. Mr. Miron’s total annual incentive for Fiscal 2015 is prorated, reflecting his separation from service on November 30, 2014.
(h):	Messrs. Smith and Allin’s Present Value of Accumulated Benefits from the UK Qualified and UK Non-Qualified Plans were calculated using a British £ to US $ conversion factor of 1.6811 and 1.5181, for benefits as of April 30, 2014 and April 30, 2015, respectively. Messrs. Smith and Allin’s Present Value of Accumulated Benefits from the UK Qualified and UK Non-Qualified Plans were calculated using UK disclosure assumptions as of April 30, 2014 and April 30, 2015, as applicable. The change in pension value reflects the US Qualified, Excess and SERP benefits frozen as of June 30, 2013. Note the following:
•	Mr. Allin continued to accrue UK pension benefits through April 30, 2015.
•	Additional US pension accruals ceased as of the US plans' freeze.
•	The change in pension value is mostly attributable to the net effects of changing the discount rates, decrease in the discount period, revising the mortality table, updating the UK exchange rates for UK pension benefits, the growth in included earnings (note the exception for Mr. Allin, as described below).
(i):	All Other Compensation consists of the following in Fiscal 2015:
•	Employer contributions to the Company 401(k) plan and Deferred Compensation Plan for Messrs. Smith, Kritzmacher, Rinck, Heider, Semel and Miron, are valued at $109,669, $61,047, $47,400, $38,690, $36,040 and $40,797 respectively.
•	Perquisites (financial planning, health club membership fees, parking benefits) for Messrs. Smith, Allin, Kritzmacher, Rinck, Heider and Miron, valued at $12,000, $12,000, $17,4000, $3,900, $17,400 and $13,500, respectively.
•	The Compensation Committee agreed to provide Mr. Smith with an allowance to be reviewed annually and used to cover personal travel for himself and his family between the UK and the US, since part of his family resides in the UK. In Fiscal 2015, these travel expenses amounted to $65,000.
•	Mr. Smith continues to have tax obligations in the UK, and the Company has agreed to cover personal tax preparation and filing, and completion of other filing obligations in the UK and the US, amounting to $43,213 in Fiscal 2015, and included as “other compensation.”
•	Mr. Allin was a UK-based executive who traveled extensively to the US, and has tax obligations in both the UK and the US. The Company has agreed to cover tax preparation and filing assistance in the UK and the US, and completion of other filing obligations in the UK and the US for Mr. Allin through PricewaterhouseCoopers (PwC), amounting to $55,252 in Fiscal 2015, and included as “other compensation.”
•	Mr. Allin, while based in the UK, had received an annual car allowance equal to £8,250 per annum. That amount has been converted to $13,209 using the Fiscal 2015 average exchange rate of £1=US$1.5997.
•	The Compensation Committee agreed to provide Mr. Allin with an allowance of $20,000 per month to be reviewed annually and used to cover dual UK and US living expenses, and personal travel for himself and his family between the UK and the US, since part of his family continues to reside in the UK.
•	Severance for Mr. Miron of $1,060,000, equivalent to two years of his base salary at termination of $530,000, consistent with his employment agreement.

Grants of Plan-Based Awards Table:

Name [a]	Grant Date [b]	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) [i]	All Other Option Awards: Number of Securities Underlying Options (#) [j]	Exercise or Base Price of Option Awards ($/Sh) [k]	Grant Date Fair Value of Stock and Option Awards ($) [l]
		Threshold ($) [c]	Target ($) [d]	Maximum ($) [e]	Threshold (#) [f]	Target (#) [g]	Maximum (#) [h]
Stephen M. Smith	6/18/14	644,000	1,288,000	1,932,000
	6/24/14				8,950	17,900	26,850			59.70	1,068,630
	6/24/14							7,100		59.70	423,870
	6/24/14								37,700	59.70	640,900
Mark J. Allin	6/18/14	208,961	417,922	626,882
	6/24/14				2,000	4,000	6,000			59.70	238,800
	6/24/14							1,600		59.70	95,520
	6/24/14								9,860	59.70	167,620
John A. Kritzmacher	6/18/14	294,500	589,000	883,500
	6/24/14				4,350	8,700	13,050			59.70	519,390
	6/24/14							3,500		59.70	208,950
	6/24/14								18,300	59.70	311,100

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Name [a]	Grant Date [b]	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) [i]	All Other Option Awards: Number of Securities Underlying Options (#) [j]	Exercise or Base Price of Option Awards ($/Sh) [k]	Grant Date Fair Value of Stock and Option Awards ($) [l]
		Threshold ($) [c]	Target ($) [d]	Maximum ($) [e]	Threshold (#) [f]	Target (#) [g]	Maximum (#) [h]
Gary Rinck	6/18/14	200,625	401,250	601,875
	6/24/14				2,100	4,200	6,300			59.70	250,740
	6/24/14							1,700		59.70	101,490
	6/24/14								8,800	59.70	149,600
Joseph S. Heider	6/18/14	185,250	370,500	555,750
	6/24/14				1,700	3,400	5,100			59.70	202,980
	6/24/14							1,400		59.70	83,580
	6/24/14								7,200	59.70	122,400
John W. Semel	6/18/14	148,707	297,413	446,120
	6/24/14				1,000	2,000	3,000			59.70	119,400
	6/24/14							800		59.70	47,760
	6/24/14								4,200	59.70	71,400
Steven J. Miron	6/18/14	251,750	503,500	755,250
	6/24/14				2,500	5,000	7,500			59.70	298,500
	6/24/14							2,000		59.70	119,400
	6/24/14								10,500	59.70	178,500

(c) to (e): Represents the annual incentives for Fiscal 2015 that are based on achievement of financial goals and strategic objectives. Financial performance measures and relative weighting of each performance measure, as well as the threshold, target and outstanding levels of performance, are set at the beginning of the fiscal year. Revenue, profit and cash flow were the performance measures used for Fiscal 2015. Strategic objectives are designed to drive improved performance for the Company in the current and future fiscal years. Actual annual incentive payouts for Fiscal 2015 are indicated in column (g) of the Summary Compensation Table. Mr. Miron’s Fiscal 2015 target incentive was subsequently prorated to $293,708, reflecting his November 30, 2014 separation from service.

(f) to (h): Represents the performance share unit awards granted for the Fiscal 2015-17 performance cycle pursuant to the 2009 Key Employee Stock Plan. In Fiscal 2015 executives received approximately 50% of their targeted long-term incentive in the form of performance share units. Financial performance measures and relative weighting of each performance measure, as well as the threshold, target and outstanding levels of performance, are set at the beginning of the three-year plan cycle. Earnings per share and cumulative free cash flow are the performance measures used for the FY2015-17 performance cycle, weighted at 60% and 40%, respectively. No long-term incentive is payable unless the threshold performance level is reached for one of the performance measures. The performance share units, if earned, vest 50% on April 30, 2018 and the remaining 50% on April 30, 2019. Dividends are not paid during the performance period, but dividend equivalents are paid on earned shares following the performance cycle and before vesting.

(i):	Restricted share unit awards are granted on an annual basis, pursuant to the 2009 Key Employee Stock Plan. Shares vest 50% on April 30 the fourth year after grant and 50% on April 30 the fifth year after grant. In Fiscal 2015 executives received approximately 20% of their targeted long-term incentive in the form of restricted share units. Dividend equivalents are paid on restricted share units until the shares vest.
(j):	Option grants are awarded on an annual basis, pursuant to the 2009 Key Employee Stock Plan. Options have terms of ten years and vest 50% on April 30 the fourth year after grant and 50% on April 30 the fifth year after grant. All employees’ stock options have exercise prices that are equal to the grant date closing market price of Class A Stock. In Fiscal 2015 executives received approximately 30% of their targeted long-term incentive in the form of stock options.
(k):	The closing stock price on June 24, 2014. The exercise price of all stock options may not be less than 100% of the fair market value of the stock on the date of grant.
(l):	The grant date fair value of the performance share units and stock options is computed in accordance with FASB ASC Topic 718, Stock Compensation. The grant date fair value of the performance share unit and restricted share unit awards is based on a $59.70 stock price. The fair value disclosed in this column for the performance share units represents the total fair value of those awards at the target level. Maximum value payouts are 150% of target, and will only occur if the Company reaches preset “outstanding” performance benchmarks. The grant date fair value of stock option awards is based on a $17.00 Black-Scholes value. Refer to Notes 2 and 18 in the Notes to the Consolidated Financial Statements in the Company’s 2015 Annual Report on Form 10-K for the assumptions made in determining FASB ASC Topic 718, Stock Compensation values.
41

Outstanding Equity Awards at Fiscal 2015 Year End:

	Option Awards					Stock Awards
Name [a]	Number of Securities Underlying Unexercised Options (#) Exercisable [b]	Number of Securities Underlying Unexercised Options (#) Unexercisable [c]		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) [d]	Option Exercise Price ($) [e]	Option Expiration Date [f]	Number of Shares or Units of Stock That Have Not Vested (#) [g]		Market Value of Shares or Units of Stock That Have Not Vested ($) [h]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) [i]		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) [j]
Stephen M. Smith	28,675				$48.46	6/27/2017	4,770	(1)	271,318	25,500	(3)	1,450,440
	28,675				$47.55	5/31/2018	20,000	(5)	1,137,600	17,900	(4)	1,018,152
	70,000				$35.04	5/31/2018	8,340	(2)	474,379
	70,000				$40.02	5/31/2018	10,000	(3)	568,800
	50,000				$49.55	5/31/2018	7,100	(4)	403,848
		50,000	(1)		$49.55	5/31/2018
		100,000	(2)		$48.06	5/31/2018
		60,000	(3)		$39.53	5/31/2018
		37,700	(7)		$59.70	7/29/2018
Mark Allin	4,100				$33.05	6/21/2016	1,074	(1)	61,089	5,800	(3)	329,904
	3,500				$48.46	6/27/2017	1,877	(2)	106,764	4,000	(4)	227,520
	4,500				$47.55	6/25/2018	2,300	(3)	130,824
	7,495				$35.04	6/24/2019	1,600	(4)	91,008
	28,675				$40.02	6/23/2020
	13,050				$49.55	6/22/2021
		13,050	(1)		$49.55	6/22/2021
		26,100	(2)		$48.06	6/26/2022
		15,196	(3)		$39.53	6/24/2023
		9,860	(4)		$59.70	6/23/2024
John A. Kritzmacher		60,000	(3)		$39.53	6/24/2023	12,500	(6)	711,000	10,000	(3)	568,800
		18,300	(4)		$59.70	6/23/2024	3,500	(4)	199,080	8,700	(4)	494,856
Gary Rinck	30,000				$47.55	6/25/2018	1,431	(1)	81,395	6,300	(3)	358,344
	30,000				$35.04	6/24/2019	2,502	(2)	142,314	4,200	(4)	238,896
	25,000				$40.02	6/23/2020	2,500	(3)	142,200
	12,500				$49.55	6/22/2021	1,700	(4)	96,696
		12,500	(1)		$49.55	6/22/2021
		25,000	(2)		$48.06	6/26/2022
		14,300	(3)		$39.53	6/24/2023
		8,800	(4)		$59.70	6/23/2024
Joseph S. Heider	4,600				$33.05	6/21/2016	954	(1)	54,264	4,800	(3)	273,024
	3,700				$48.46	6/27/2017	1,668	(2)	94,876	3,400	(4)	193,392
	3,800				$47.55	6/25/2018	2,000	(3)	113,760
	5,800				$35.04	6/24/2019	1,400	(4)	79,632
	15,000				$40.02	6/23/2020
	8,750				$49.55	6/22/2021
		8,750	(1)		$49.55	6/22/2021
		17,500	(2)		$48.06	6/26/2022
		11,100	(3)		$39.53	6/24/2023
		7,200	(4)		$59.70	6/23/2024
John W. Semel	3,400				$40.02	6/23/2020	5,000	(7)	284,400	2,500	(3)	142,200
	3,150				$49.55	6/22/2021	417	(1)	23,719	2,000	(4)	113,760
		3,150	(1)		$49.55	6/22/2021	876	(2)	49,827
		8,200	(2)		$48.06	6/26/2022	1,000	(3)	56,880
		5,700	(3)		$39.53	6/24/2023	800	(4)	45,504
		4,200	(4)		$59.70	6/23/2024
Steven J. Miron	12,500				$40.02	11/30/2017	1,975	(8\)	112,338	3,642	(8)	207,157
	12,500				$49.55	11/30/2017	1,400	(9)	79,632	972	(11)	55,287
		12,500	(1)		$49.55	11/30/2017
		27,500	(2)		$48.06	11/30/2017
		7,900	(9)		$39.53	11/30/2017
(1)	Remaining 50% of award vests on April 30, 2016.
(2)	Award vests 50% on April 30, 2016 and 50% on April 30, 2017.
(3)	Award vests 50% on April 30, 2017 and 50% on April 30, 2018.
(4)	Award vests 50% on April 30, 2018 and 50% on April 30, 2019.
(5)	Award vests 50% on June 23, 2015 and 50% on June 23, 2016.
(6)	Award vests 50% on June 17, 2015 and 50% on June 17, 2016.
(7)	Award vests 100% on September 18, 2016.
(8)	Award vests 100% on June 30, 2015.
(9)	Award vests 100% on April 30, 2017.
(10)	Award vests 100% on June 30, 2016.
(11)	Award vests 100% on June 30, 2017.

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(e):	The exercise price of all stock options may not be less than 100% of the fair market value of the stock on the date of grant.
(f):	Stock options have a term of 10 years. Stock options continue to vest and can be exercised for three years following retirement, but no later than the expiration of the option.
(g):	Includes the second half of the shares earned for the Fiscal 2012-14 long-term cycle; all shares earned for the Fiscal 2013-15 long-term incentive cycle; the restricted share units granted in June 2013 and June 2014; and any new hire or promotion restricted stock, all of which will vest as noted above.

(h) and

(j):

Based on the April 30, 2015 closing market price of Class A stock of $56.88.

(i):	Represents the target number of performance share units granted but yet-to-be earned for the Fiscal 2014-16 and Fiscal 2015-17 long-term incentive cycles. The Fiscal 2014-16 shares, if earned, will vest half on April 30, 2017 and half on April 30, 2018. The Fiscal 2015-17 shares, if earned, will vest half on April 30, 2018 and half on April 30, 2019.

Option Exercises and Stock Vested Table:

	Option Awards		Stock Awards
Name [a]	Number of Shares Acquired on Exercise (#) [b]	Value Realized on Exercise ($) [c]	Number of Shares Acquired On Vesting (#) [d]	Value Realized on Vesting ($) [e]
Stephen M. Smith	2,595	$59,737	8,437	$479,897
	14,610	$314,846	4,770	$271,318
	4,412	$125,830
	18,528	$504,888
Mark J. Allin	3,292	$68,728	3,245	$184,576
	1,708	$35,697	1,073	$61,032
John A. Kritzmacher	—	—	—	—
Gary Rinck	15,000	$180,600	3,894	$221,491
	15,000	$188,100	1,431	$81,395
Joseph S. Heider	—	—	2,596	$147,660
			954	$54,264
John W. Semel	1,870	$36,241	1,263	$71,839
	1,530	$29,804	417	$23,719
	2,849	$69,687
	951	$23,519
Steven J. Miron	3,608	$97,959	3,245	$186,198
	1,292	$35,091	2,385	$136,851
	10,566	$228,014
	1,934	$41,813
	4,053	$56,945
	546	$7,196
	3,854	$50,642
	547	$7,707
	1,334	$35,484
	5,666	$150,489
(c):	The value realized on exercise represents the excess of the fair market value of the underlying securities purchased on the date of exercise over the exercise price contained in the option.
(d):	Vesting of the second half of the performance share units earned from the Fiscal 2011-13 Executive Long-Term Incentive Plan (Messrs. Smith, Allin, Rinck, Heider, and Miron ) and Business Officer Long-Term Incentive Plan (Mr. Semel), and the first half of the performance share units earned from the Fiscal 2012-14 Executive Long-Term Incentive Plan (Messrs. Smith, Allin, Rinck, Heider, and Miron ) and Business Officer Long-Term Incentive Plan (Mr. Semel), on April 30, 2015 for Messrs. Smith, Allin, Rinck, Heider and Semel, and December 15, 2014 for Mr. Miron given his separation from service on November 30, 2014.
(e):	The value realized on the vesting of restricted stock awards represents the value of stock no longer subject to a risk of forfeiture or other restrictions, obtained by multiplying the number of shares of stock released from such restrictions by the closing market price of Class A Common Stock on the dates of vesting.

Pension Benefits Table:

Name [a]	Plan [b]	Number of Years Credited Service (#) [c]	Present Value of Accumulated Benefit (3) ($) [d]	Payments During Last Fiscal Year ($) [e]
Stephen M. Smith	Qualified Plan	11	405,061	0
	Excess Plan	11	970,716	0
	SERP	21	4,150,505	0
	UK Qualified Plan (1) (2)	10	2,697,056	0
	UK Non-Qualified Benefit (1) (2)	10	2,656,720	0
Mark J. Allin	Qualified Plan	N/A	N/A	0
	Excess Plan	N/A	N/A	0
	SERP	13	1,138,477	0
	UK Qualified Plan (1) (2)	15	1,182,752	0

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Name [a]	Plan [b]	Number of Years Credited Service (#) [c]	Present Value of Accumulated Benefit (3) ($) [d]	Payments During Last Fiscal Year ($) [e]
Gary Rinck	Qualified Plan	9	317,362	0
	Excess Plan	9	872,728	0
	SERP	9	2,911,765	0
Joseph Heider	Qualified Plan	20	460,289	0
	Excess Plan	20	314,072	0
	SERP	20	1,833,823	0
John Semel	Qualified Plan	4	88,740	0
	Excess Plan	4	112,227	0
Steven J. Miron	Qualified Plan	20	375,095	0
	Excess Plan	20	490,952	0
	SERP	20	2,892,113	0
(1)	Mark Allin and Stephen Smith’s Present Value of Accumulated Benefits from the UK Qualified and UK Non-Qualified Plans were calculated using a British £ to US $ conversion factor of 1.5181.
(2)	Mark Allin and Stephen Smith’s Present Value of Accumulated Benefits from the UK Qualified and UK Non-Qualified Plans were calculated using UK disclosure assumptions including a 3.60% discount rate.
(3)	The credited service and the accumulated benefits used to determine the present value of the US Qualified, Excess and SERP benefits are as of the US plans' freeze on June 30, 2013. Stephen Smith’s UK accumulated benefits used to determine present value are based on his UK plan credited service as shown. Mr. Allin's UK plan credited service and accumulated benefit used to determine present value are as of April 30, 2015.
(d)	The amounts shown in the table above for all plans represent the actuarial present values of the executives’ accumulated benefits accrued as of April 30, 2015, calculated using the same assumptions in footnote 17 of the Company’s financial statements, except that the SERP benefit for Mr. Rinck calculated under the 1989 SERP has no mortality assumption and under the 1989 and 2005 SERP, no recognition of pre-retirement mortality.

A description of each plan follows.

The Employees Retirement Plan of John Wiley & Sons, Inc. (the Qualified Plan)

The Company sponsors a qualified defined benefit pension plan to provide retirement benefits to US based employees of the Company. The Plan pays benefits at retirement to participants who terminate or retire from the Company after meeting certain eligibility requirements. Prior to January 1, 2005, benefits under the Qualified Plan provided for annual normal benefits payable at normal retirement age of 65 based on certain factors times average final compensation times years of service not to exceed 35 (the “Previous Benefit Formula”). Effective January 1, 2005 the Qualified Plan formula was revised to provide covered participants with enhanced future benefits. After January 1, 2005, benefits are calculated as the sum of:

•	A frozen benefit as of December 31, 2004, calculated under the Previous Benefit Formula, plus
•	An annual benefit earned for benefit service after January 1, 2005. The amount of each year’s accrual is the sum of:
•	total annual compensation (annual base salary, plus 100% of bonus) for the year up to and including 80% of that year’s Social Security Wage Base times 1.0%, plus
•	total annual compensation for the year in excess of 80% of that year’s Social Security Wage Base times 1.3%.

In Fiscal 2013, the Company announced a cessation of accruals and freeze of participation in the US Qualified Retirement Plan, effective June 30, 2013.

The plan recognizes a maximum of 35 years of benefit service, accruing through June 30, 2013. If the total benefit service is greater than 35 years at age 65, the benefit will be equal to the 35 consecutive years of benefit accruals that produce the highest combined amount.

The plan provides for retirement as early as age 55 with ten years of service. The age 65 benefit is reduced by 4% per year for each year less than 65, unless a participant has 20 years of service, in which case the participant can retire as early as age 62 without an early retirement reduction.

44

The frozen annual benefit calculated under the Previous Benefit Formula for the combined Qualified Plan and the Excess Plan described below for Messrs. Smith, Rinck, Heider and Miron is $17,804, $3,399, $17,579, and $13,407, respectively.

Messrs. Smith, Rinck and Heider are eligible for early retirement under this plan.

The Nonqualified Supplemental Benefit Plan (the Excess Plan)

The Excess Plan provides benefits that would otherwise be denied participants by reason of certain Code limitations on the tax-qualified benefit. In addition, the Excess Plan provides benefits to certain individuals which arise from additional service credit granted for previous employment with acquired companies.

Average final compensation and total annual compensation are determined under the Excess Plan in the same manner as under the Qualified Plan, except that a participant’s compensation is not subject to the limitations under the Code. Years of service under the Qualified Plan and the Excess Plan are the number of years and months through the plans’ freeze date, June 30, 2013, limited to 35 years, worked for the Company and its subsidiaries after attaining age 21.

In Fiscal 2013, the Company announced a cessation of accruals and freeze of participation in the US Supplemental Benefit (“Excess”) Plan, effective June 30, 2013.

Messrs. Smith, Rinck and Heider are eligible for early retirement under this plan.

Supplemental Executive Retirement Plan (the SERP)

In March 2005, the Board froze participation in the existing 1989 SERP and adopted the 2005 SERP. All active participants in the 1989 SERP, except those who were directors, 5% owners or who were within two years of the normal retirement age of 65, were given the option, prior to December 31, 2005, to waive their right to all benefits under the 1989 SERP and receive benefits under the 2005 SERP in consideration of that waiver. Four participants elected to do so. Mr. Rinck remains in the 1989 SERP.

The benefit under the 1989 SERP is the higher of the “primary” or the “additional” benefit.

•	The primary benefit consists of ten annual payments commencing at retirement (at or after age 65) determined by multiplying the participant’s base salary rate at retirement by 2.5, reducing the result by $50,000 and dividing the remainder by five. The plan also provides for an alternative early retirement benefit for participants who retire after age 55 with five years of service, a reduced payment for participants whose employment is terminated prior to age 65 other than on account of death (and who do not qualify for early retirement) and a survivor benefit for the beneficiaries of a participant who dies prior to age 65 while employed by the Company or an affiliate.
•	The additional benefit provides participants with a guaranteed total annual retirement benefit beginning at age 65 for ten years of 50%, 55%, or 65% (the “Applicable Percentage”) of average compensation, defined as base salary and annual incentive, over the executive’s highest three consecutive years. This amount is reduced by the retirement benefits under the Qualified Plan, the Excess Plan and the primary benefit above. The Applicable Percentage for Mr. Rinck is 50%.

The 2005 SERP provides a lifetime annual benefit determined by multiplying the executive’s average compensation over the highest three consecutive years times a service factor, which is the sum of years of service up to 20 years times 2%, plus years of service in excess of 20 times 1%, to a maximum of 35 years total. The 2005 SERP provides a reduced early retirement benefit for participants calculated in the same manner as the 1989 SERP. The participant may elect to receive his or her benefit in the form of a joint and survivor benefit on an actuarial equivalent basis. All other terms of the 2005 SERP are substantially the same as the 1989 SERP.

In Fiscal 2013, the Company announced a cessation of accruals and freeze of participation in the US Supplemental Executive Retirement Plan, effective June 30, 2013.

Messrs. Smith, Rinck and Heider are eligible for early retirement under this plan.

45

The John Wiley & Sons Limited Retirement Benefits Scheme (UK Qualified Plan)

The Company sponsors an approved defined benefit scheme to provide benefits to UK based employees of the Company. The Scheme provides benefits at retirement to participants who terminate or retire from the Company after meeting certain eligibility requirements. Members have a right to take benefits at Normal Retirement Date (age 65), or earlier subject to conditions as have been notified to them.

The basic rate of accrual under the Scheme is 1/60th of Final Pensionable Salary for each year and complete month of Pensionable Service. Different rates of accrual are provided for certain members as advised separately to them.

Early retirement is possible, subject to Company/Scheme Trustees consent, from age 55. A reduction factor, unless otherwise agreed with the Scheme member concerned under separate notification, is applied for each year (and complete month) benefits are taken prior to Normal Retirement Date. Reduction factors are determined by the Scheme Trustees in conjunction with advice from the Scheme Actuary, and are subject to regular review.

In Fiscal 2015, the Company announced its desire to cease of accruals based on service under the UK Qualified Plan. Following a period of consultation with Plan participants, service-related accruals under the Plan were frozen, effective April 30, 2015.

The Unapproved Supplemental UK Plan (the UK Non-Qualified Plan)

This arrangement provides benefits, for individuals nominated by the Company, that otherwise be denied by Her Majesty’s Revenue & Customs due to benefit limitations under approved benefit schemes. For Mr. Smith the Plan originally provided benefits in the same manner as under the UK Qualified Plan for benefits in excess of the limits under the latter.  However, for Mr. Smith this was changed by mutual consent in a letter dated November 12, 2009 and signed by Mr. Smith on November 13, 2009. Under this revised structure, Mr. Smith agreed to defer his benefit until age 65 (or until termination of employment if sooner).

Nonqualified Deferred Compensation (NQDC) Table:

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Stephen M. Smith	140,718	96,384	27,778	0	736,188
Mark J. Allin	N/A	N/A	N/A	N/A	N/A
John A. Kritzmacher	0	46,497	1,312	0	50,008
Gary Rinck	150,703	35,900	170,284	358,612	2,143,045
Joseph S. Heider	81,888	25,445	37,226	0	786,043
John W. Semel	0	22,892	8	0	24,746
Steven J. Miron	50,100	35,083	9,030	0	212,349

Participants in the company’s Nonqualified Deferred Compensation Plan (the “NQDC Plan”) may elect to defer up to 25% of their base salary and up to 100% of their annual cash incentive compensation. If the participant’s Company matching contributions under the Employees’ Savings Plan are restricted due to code contribution or compensation limitations, he/she is eligible to receive a Company matching contribution of up to 1.5% of pay in excess of qualified plan limits under the NQDC Plan. Mirroring Company contributions under the Savings Plan, the Company also makes Basic Retirement Contributions, and may make Discretionary Contributions, recognizing pay in excess of qualified plan limits, under the NQDC Plan. While Mr. Allin was a UK-based executive, he was not eligible to participate in the NQDC Plan. As elected in 2009, Mr. Rinck received an in-service distribution from the NQDC Plan on January 31, 2015, representing the value of deferrals of CY 2010 base and incentive pay.

Participants designate one or more investment funds which are used to measure the income credited to their account. Although not required to do so, the Company has elected to invest the funds deferred under the plan substantially as directed by the participants. The funds currently available under the NQDC Plan and their returns for the last fiscal year are shown below:

46

Deferred Compensation Funds	Rate of Return for 1 year ending 04/30/2015

Vanguard VIF Money Market	0.10%
PIMCO VIT Total Return	4.09%
PIMCO VIT Real Return	1.62%
MFS VIT Value	9.97%
Fidelity VIP Index 500	12.87%
American Funds IS Growth	15.69%
Invesco VI American Value I	11.70%
Fidelity VIP Mid Cap	10.74%
Royce Capital Small Cap	6.09%
Vanguard VIF Small Company Growth	13.63%
MFS VIT II International Value	8.37%
MFS VIT II International Growth	2.31%
Northwestern Mutual Life Insurance	5.30%

Account balances under the NQDC Plan are distributed to participants in accordance with their individual elections made at the time of the deferral election. Participants may elect to receive their contributions on a designated date or upon separation of service, subject to the restrictions of Section 409A of the Code. Distributions on account of termination or retirement are available in a lump sum or annual installments over up to 15 years.

Amounts in column (b) are included in columns (c) and (g) on the Summary Compensation Table.

Payments Upon Termination and Change of Control Tables:

Stephen M. Smith
Executive Benefits and Payments Upon Termination	Retirement	Resignation without Good Reason	Dismissal without Cause or Resignation for Good Reason (absent CoC)	Dismissal without Cause or Resignation for Good Reason (following CoC)
Compensation:
Severance - Base Salary	$0	$0	$1,840,000	$1,840,000
Severance – Annual Incentive	$0	$0	$0	$2,576,000
Prorated Annual Incentive	$0	$0	$0	$1,288,000
ELTIP – Restricted Performance Share Units	$0	$0	$0	$2,468,592
Restricted Stock (Performance Shares Earned but Not Vested) (1)	$1,883,297	$1,883,297	$1,883,297	$1,883,297
Restricted Stock (Time based)	$0	$0	$0	$972,648
Stock Options (2)	$0	$0	$0	$2,289,500
Benefits (3)	$0	$0	$24,866	$49,732
SERP (4)	$2,900,480	$2,900,480	$2,900,480	$5,314,497
Excess Plan (4)	$3,276,093	$3,276,093	$3,276,093	$3,276,093
Qualified Plan (4)	$2,028,506	$2,028,506	$2,028,506	$2,028,506
NQDC (5)	$736,187	$736,187	$736,187	$736,187
Total:	$10,824,563	$10,824,563	$12,689,429	$24,723,052

(1)	Vesting accelerates in all 4 termination scenarios since the executive has achieved age 55 and 10 years of service criteria.
(2)	Reflects the intrinsic value of those stock options that become vested because of the change of control based on the April 30, 2015 closing stock price ($56.88).
(3)	Presumes benefits are similar to those available to salaried employees and therefore only need to be disclosed in the dismissal columns.
(4)	Amounts shown are lump sum values (based on the PPA mortality table and the Section 417(e)(3) segment rates in effect for April 2015), even though plan documents only permit annuity payments, except on termination following a change of control. Annual benefits are:
	Qualified:	$182,068 / year as a life annuity
	Excess:	$207,249 / year as a life annuity
	SERP:	$196,109 / year as a life annuity
(5)	Balance is paid as a lump sum on termination following a change of control; otherwise distribution is available in a lump sum or annual installments over up to 15 years.

47

Mark J. Allin
Executive Benefits and Payments Upon Termination	Retirement	Resignation without Good Reason	Dismissal without Cause or Resignation for Good Reason (absent CoC)	Dismissal without Cause or Resignation for Good Reason (following CoC)
Compensation:
Severance - Base Salary	$0	$0	$907,353	$1,209,804
Severance – Annual Incentive	$0	$0	$0	$1,149,314
Prorated Annual Incentive	$0	$0	$0	$574,657
ELTIP – Restricted Performance Share Units	$0	$0	$0	$557,424
Restricted Stock (Performance Shares Earned but Not Vested)	$0	$0	$0	$167,853
Restricted Stock (Time based)	$0	$0	$0	$221,832
Stock Options (1)	$0	$0	$0	$589,509
Benefits (2)	$0	$0	$7,557	$15,114
SERP (3)	$703,158	$703,158	$703,158	$2,258,382
Excess Plan (3)	N/A	N/A	N/A	N/A
Qualified Plan (3)	$465,327	$465,327	$465,327	$465,327
NQDC	$0	$0	$0	$0
Total:	$1,168,485	$1,168,485	$2,083,395	$7,209,216

(1)	Reflects the intrinsic value of those stock options that become vested because of the change of control based on the April 30, 2015 closing stock price ($56.88).
(2)	Presumes benefits are similar to those available to salaried employees and therefore only need to be disclosed in the dismissal columns.
(3)	Amounts shown are lump sum values (based on the PPA mortality table and the Section 417(e)(3) segment rates in effect for April 2015), even though plan documents only permit annuity payments, except on termination following a change of control. Annual benefits are:
	Qualified:	$55,070 / year as a life annuity
	Excess:	N/A / year as a life annuity
	SERP:	$94,401 / year as a life annuity

John A. Kritzmacher
Executive Benefits and Payments Upon Termination	Retirement	Resignation without Good Reason	Dismissal without Cause or Resignation for Good Reason (absent CoC)	Dismissal without Cause or Resignation for Good Reason (following CoC)
Compensation:
Severance - Base Salary	$0	$0	$620,000	$1,240,000
Severance – Annual Incentive	$0	$0	$0	$1,178,000
Prorated Annual Incentive	$0	$0	$0	$589,000
ELTIP – Restricted Performance Share Units	$0	$0	$0	$1,063,656
Restricted Stock (Performance Shares Earned but Not Vested)	$0	$0	$0	$0
Restricted Stock (Time based)	$0	$0	$0	$910,080
Stock Options (1)	$0	$0	$0	$1,041,000
Benefits (2)	$0	$0	$29,093	$58,186
SERP (3)	N/A	N/A	N/A	N/A
Excess Plan (3)	N/A	N/A	N/A	N/A
Qualified Plan (3)	N/A	N/A	N/A	N/A
NQDC (4)	$50,008	$50,008	$50,008	$50,008
Total:	$50,008	$50,008	$699,101	$6,129,930

(1)	Reflects the intrinsic value of those stock options that become vested because of the change of control based on the April 30, 2015 closing stock price ($56.88).
(2)	Presumes benefits are similar to those available to salaried employees and therefore only need to be disclosed in the dismissal columns.
(3)	Mr. Kritzmacher is not eligible for any DB benefits (Qualified, Excess and SERP) because he was hired in June 2013 and had not completed one year of service as of the plans’ June 30, 2013 freeze date.
(4)	Balance is paid as a lump sum on termination following a change of control; otherwise distribution is available in a lump sum or annual installments over up to 15 years.

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Gary Rinck
Executive Benefits and Payments Upon Termination	Retirement	Resignation without Good Reason	Dismissal without Cause or Resignation for Good Reason (absent CoC)	Dismissal without Cause or Resignation for Good Reason (following CoC)
Compensation:
Severance - Base Salary	$0	$0	$802,500	$1,070,000
Severance – Annual Incentive	$0	$0	$0	$802,500
Prorated Annual Incentive	$0	$0	$0	$401,250
ELTIP – Restricted Performance Share Units	$0	$0	$0	$597,240
Restricted Stock (Performance Shares Earned but Not Vested) (1)	$223,709	$223,709	$223,709	$223,709
Restricted Stock (Time based)	$0	$0	$0	$238,896
Stock Options (2)	$0	$0	$0	$560,230
Benefits (3)	$0	$0	$9,474	$18,948
SERP (4)	$2,947,284	$2,947,284	$2,947,284	$3,324,101
Excess Plan (4)	$897,342	$897,342	$897,342	$897,342
Qualified Plan (4)	$335,640	$335,640	$335,640	$335,640
NQDC (5)	$2,143,044	$2,143,044	$2,143,044	$2,143,044
Total:	$6,547,019	$6,547,019	$7,358,993	$10,612,900

(1)	Vesting accelerates in all 4 termination scenarios since the executive has achieved age 55 and 10 years of service criteria.
(2)	Reflects the intrinsic value of those stock options that become vested because of the change of control based on the April 30, 2015 closing stock price ($56.88).
(3)	Presumes benefits are similar to those available to salaried employees and therefore only need to be disclosed in the dismissal columns.
(4)	Amounts shown are lump sum values (based on the PPA mortality table and the Section 417(e)(3) segment rates in effect for April 2015), even though plan documents only permit annuity payments, except on termination following a change of control. Annual benefits are:
	Qualified:	$24,008 / year as a life annuity
	Excess:	$64,186 / year as a life annuity
	SERP:	$338,776 / year as a 10 year certain
(5)	Balance is paid as a lump sum on termination following a change of control; otherwise distribution is available in a lump sum or annual installments over up to 15 years.

Joseph S. Heider
Executive Benefits and Payments Upon Termination	Retirement	Resignation without Good Reason	Dismissal without Cause or Resignation for Good Reason (absent CoC)	Dismissal without Cause or Resignation for Good Reason (following CoC)
Compensation:
Severance - Base Salary	$0	$0	$780,000	$780,000
Severance – Annual Incentive	$0	$0	$0	$741,000
Prorated Annual Incentive	$0	$0	$0	$370,500
ELTIP – Restricted Performance Share Units	$0	$0	$0	$466,416
Restricted Stock (Performance Shares Earned but Not Vested) (1)	$150,277	$150,277	$150,277	$150,277
Restricted Stock (Time based)	$0	$0	$0	$193,392
Stock Options (2)	$0	$0	$0	$411,073
Benefits (3)	$0	$0	$18,151	$36,302
SERP (4)	$1,571,190	$1,571,190	$1,571,190	$3,265,016
Excess Plan (4)	$282,350	$282,350	$282,350	$282,350
Qualified Plan (4)	$430,481	$430,481	$430,481	$430,481
NQDC (5)	$786,043	$786,043	$786,043	$786,043
Total:	$3,220,341	$3,220,341	$4,018,492	$7,912,850

(1)	Vesting accelerates in all 4 termination scenarios since the executive has achieved age 55 and 10 years of service criteria.
(2)	Reflects the intrinsic value of those stock options that become vested because of the change of control based on the April 30, 2015 closing stock price ($56.88).
(3)	Presumes benefits are similar to those available to salaried employees and therefore only need to be disclosed in the dismissal columns.

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(4)	Amounts shown are lump sum values (based on the PPA mortality table and the Section 417(e)(3) segment rates in effect for April 2015), even though plan documents only permit annuity payments, except on termination following a change of control. Annual benefits are:
	Qualified:	$26,858 / year as a life annuity
	Excess:	$17,616 / year as a life annuity
	SERP:	$98,028 / year as a life annuity
(5)	Balance is paid as a lump sum on termination following a change of control; otherwise distribution is available in a lump sum or annual installments over up to 15 years.

John W. Semel
Executive Benefits and Payments Upon Termination	Retirement	Resignation without Good Reason	Dismissal without Cause or Resignation for Good Reason (absent CoC)	Dismissal without Cause or Resignation for Good Reason (following CoC)
Compensation:
Severance - Base Salary	$0	$0	$396,550	$396,550
Severance – Annual Incentive	$0	$0	$0	$0
Prorated Annual Incentive	$0	$0	$0	$0
ELTIP – Restricted Performance Share Units	$0	$0	$0	$187,704
Restricted Stock (Performance Shares Earned but Not Vested)	$0	$0	$0	$73,546
Restricted Stock (Time based)	$0	$0	$0	$386,784
Stock Options (1)	$0	$0	$0	$194,309
Benefits (2)	$0	$0	$11,492	$22,984
SERP (3)	N/A	N/A	N/A	N/A
Excess Plan (3)	$65,760	$65,760	$65,760	$65,760
Qualified Plan (3)	$55,638	$55,638	$55,638	$55,638
NQDC (4)	$24,746	$24,746	$24,746	$24,746
Total:	$146,144	$146,144	$554,186	$1,408,021

(1)	Reflects the intrinsic value of those stock options that become vested because of the change of control based on the April 30, 2015 closing stock price ($56.88).
(2)	Presumes benefits are similar to those available to salaried employees and therefore only need to be disclosed in the dismissal columns.
(3)	Amounts shown are lump sum values (based on the PPA mortality table and the Section 417(e)(3) segment rates in effect for April 2015), even though plan documents only permit annuity payments, except on termination following a change of control. Annual benefits are:
	Qualified:	$13,156 / year as a life annuity
	Excess:	$15,550 / year as a life annuity
	SERP:	N/A / year as a life annuity
(4)	Balance is paid as a lump sum on termination following a change of control; otherwise distribution is available in a lump sum or annual installments over up to 15 years.

The preceding tables—Potential Payments upon Termination or Change of Control—show the payments and benefits our named executives would receive in connection with a variety of employment termination scenarios and upon a change of control. For the named executive officers, the information assumes the terminations and change of control occurred on April 30, 2015. All of the payments and benefits described below would be provided by the Company or its affiliates.

The tables do not include amounts such as base salary, annual incentives and stock awards the named executive officers earned due to employment through April 30, 2015.

Under the 2009 and 2014 Key Employee Stock Plans, the Compensation Committee may elect to accelerate the vesting of performance stock which has been earned, but not vested, for a retiring executive. Payout for current cycles will be made in shares following the end of the performance cycle.

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Some of the named officers and certain other executives are covered by employment agreements or severance agreements which provide for the following in the event of a “without cause termination” or “constructive discharge” without a change of control:

•	Severance—base salary: Messrs. Smith, Allin and Heider—24 months; Mr. Rinck—18 months; Messrs. Kritzmacher and Semel—12 months.
•	Performance Share Units—Mr. Smith—accelerated vesting of all earned Performance Share Units for completed cycles.
•	Company-paid health and welfare benefits, for their respective severance periods: Messrs. Smith, Allin and Heider—24 months; Mr., Rinck—18 months; Mr. Kritzmacher—12 months.

The named officers and certain other executives are covered by employment agreements which provide for the following, in the event of a “without cause termination” or “constructive discharge” following a change of control, as defined:

•	Severance—base salary: Messrs. Smith, Allin, Kritzmacher, Rinck and Heider — 24 months.
•	Severance—annual target incentive—Messrs. Smith, Allin, Kritzmacher, Rinck and Heider — 2 years.
•	Company-paid health and welfare benefits--Messrs. Smith, Allin, Kritzmacher, Rinck and Heider — 24 months.
•	Messrs. Smith, Allin, Rinck and Heider - a lump-sum payment under the 1989 or 2005 SERP, equal to the present value of the benefit to which the participant would have been entitled if he/she had attained age 65 and retired on the date of such termination of employment.
•	Messrs. Smith, Rinck and Heider — a lump-sum payment of the accrued benefit under the Excess Plan.
•	Messrs. Smith, Kritzmacher, Rinck and Heider — immediate payment of the current balance of the NQDC Plan.

Upon a “change of control”, as defined, under the 2009 and 2014 Key Employee Stock Plans, for grants made prior to June 2011,

•	All outstanding options shall become immediately exercisable up to the full number of shares covered by the option.
•	All outstanding target performance shares shall become immediately vested.
•	All shares of restricted stock that would otherwise remain subject to restrictions shall be free of such restrictions.
•	Beginning with the June 2011 equity awards, double-trigger vesting of equity upon a change of control will apply in cases where the acquiring company is a publicly traded company, and that company assumes or replaces the outstanding equity.
•	In Fiscal 2012, the Company modified the executive employment agreements to eliminate excise tax “gross-ups” upon a change of control.

“Change of Control” shall mean an event which shall occur if there is:

(i)	a change in the ownership of the Company;
(ii)	a change in the effective control of the Company; or
(iii)	a change in the ownership of a substantial portion of the assets of the Company.
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For purposes of this definition, a change in the ownership occurs on the date on which any one person, or more than one person acting as a group (as defined in Treasury regulations 1.409A-2(i)(5)(v)(B)), acquires ownership of stock that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Company.

A change in the effective control occurs on the date on which either:

(i)	a person, or more than one person acting as a group (as defined in Treasury regulations 1.409A-2(i)(5)(v)(B)), acquires ownership of stock possessing 30% or more of the total voting power of the stock of the Company, taking into account all such stock acquired during the 12-month period ending on the date of the most recent acquisition, or
(ii)	a majority of the members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such Board of Directors prior to the date of the appointment or election, but only if no other corporation is a majority shareholder.

A change in the ownership of a substantial portion of assets occurs on the date on which any one person, or more than one person acting as a group (as defined in Treasury regulations 1.409A-2(i)(5)(v)(B)), other than a person or group of persons that is related to the Company, acquires assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition. The determination as to the occurrence of a Change of Control shall be based on objective facts and in accordance with the requirements of Code Section 409A and the regulations promulgated thereunder.

DIRECTORS’ COMPENSATION

Directors’ Compensation Fiscal 2015

Our non-employee directors received an annual retainer of $80,000 and committee chairmen, with the exception of the chairman of the Executive Committee, received an additional annual retainer of $15,000. No fees are paid for attendance at meetings. No non-employee director receives any other compensation from the Company, except for reimbursement of expenses incurred for attendance at Board meetings. Directors who are employees do not receive an annual retainer for Board or committee service.

Pursuant to the 2014 Director Stock Plan adopted by the shareholders at last year’s Annual Meeting, our non-employee directors receive an annual award of Class A shares equal to $100,000. On September 18, 2014, a total of 12,131 Class A shares were awarded to directors.

The Company has established a Deferred Compensation Plan for Directors (the “Deferred Plan”) Amended and Restated as of January 1, 2009. Non-employee directors are eligible to participate, and may defer all or a portion of their annual retainer fees in the form of cash and/or Class A Common Stock. They may also defer their annual stock award. Seven of our eleven directors currently participate in the Deferred Plan. Retainers deferred in cash accrue interest annually based on the prime rate. Retainers deferred in the form of Class A Common Stock receive dividend equivalent units based on the closing price of the Class A Common Stock on the record date. Deferred cash and/or stock is payable to the directors upon their retirement from the Board, either in a lump sum or in the form of annual instalments.

Our active directors and their spouses are eligible to participate in the Company’s Matching Gift Program. The Company will match the first $1,000 given by the donor as follows: three-to-one on the first $500, and one-to-one on the second $500, up to a maximum contribution of $2,000 per institution, per donor, per calendar year.

The table below indicates the total cash compensation received by each non-employee director during Fiscal 2015.

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Name	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation	Total

Mari Jean Baker(2)(3)	$80,000.00	$100,000.00	$10,568.93	$190,568.93
George Bell(2)(3)	$80,000.00	$100,000.00	$1,515.55	$181,515.55
Linda P.B. Katehi(3)(7)	$0.00	$0.00	$3,780.37	$3,780.37
Matthew S. Kissner*(2)(3)(8)	$95,000.00	$100,000.00	$60,607.06	$255,607.06
Raymond W. McDaniel, Jr.*(2)(3)(5)	$95,000.00	$100,000.00	$34,041.55	$218,551.52
Eduardo Menasce(2)(3)	$80,000.00	$100,000.00	$12,709.13	$192,709.13
William B. Plummer(1)(2)(3)	$80,000.00	$100,000.00	$37,933.31	$217,933.31
William J. Pesce(3)(6)	$80,000.00	$100,000.00	$4,000.00	$184,000.00
Kalpana Raina*(2)(3)	$95,000.00	$100,000.00	$10,314.49	$205,314.49
Peter Booth Wiley(3)(4)	$0.00	$0.00	$565,250.00	$565,250.00
Jesse Wiley(6)	$0.00	$0.00	$164,600.00	$164,600.00
*	Committee Chair
(1)	Effective January 1, 2009, Mr. Plummer has deferred receipt of his annual cash retainer fees in the form of stock.
(2)	On September 18, 2014, each of our non-employee Directors received an annual stock award of 1,733 shares of Class A Stock based on the closing price of $57.71. All of our non-employee Directors, except for Mr. William J. Pesce, deferred receipt of shares pursuant to the Deferred Compensation Plan, as described above.
(3)	The amounts in All Other Compensation include the cash value of dividends accrued under the Deferred Compensation Plan and, in the case of Mr. McDaniel, $10,490.03 in interest credited to his Deferred Cash Compensation Plan in Fiscal 2015 of which, $3,813.39 is forfeitable if Mr. McDaniel resigns his position as a Director before December 31, 2015. Also included are contributions made under the Company’s Matching Gift Program, as described above, as follows: Mr. P Wiley - $82,750, Mr. Pesce- $4,000 and Ms. Baker - $4,000.
(4)	Peter Booth Wiley, Chairman of the Board, does not receive a retainer for his service on the board but receives an annual salary as an employee of the Company. Mr. Wiley’s current annual salary is $482,500.
(5)	Effective January 1, 2011, Mr. McDaniel deferred receipt of his annual cash retainer in a cash deferral account.
(6)	Mr. J. Wiley, Manager, Business Development, Client Solutions and Board Member, does not receive a retainer for his service on the board but receives, as an employee of the Company, an annual base salary of $152,000 and a target annual incentive of $12,600, with payout on the incentive based solely on his role as Manager, Business Development, Client Solutions.
(7)	Ms. Katehi resigned from the Board on July 24, 2014.
(8)	Mr. Kissner received $8,750 per month in compensation for assuming additional duties related to his possible transition to Chairman of the Board effective October 1, 2015 subject to his re-election to the Board at the 2015 Annual Meeting of Shareholders. During Fiscal 2015 this amount totalled $35,000.
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Name	Number of Shares Underlying Outstanding Deferred Stock Equivalents	Number of Securities Underlying Outstanding Stock Options
Mari Jean Baker	6,170	—
George Bell	1,759	—
Linda P. B . Katehi	4,389	—
Matthew S. Kissner	22,790	—
Raymond W. McDaniel, Jr.	20,995	—
Eduardo Menascé	11,530	—
William J. Pesce	—	—
William B. Plummer	34,175	—
Kalpana Raina	9,440	—

Insurance with Respect to Indemnification of Directors and Officers

The By-Laws of the Company provide for indemnification of directors and officers in connection with claims arising from service to the Company to the extent permitted under the New York State Business Corporation Law. The Company carries insurance in the amount of $40,000,000 with Chubb Insurance Company of New Jersey, National Union Fire Insurance Company of Pittsburgh, PA, Allied World National Assurance Company and Federal Insurance Company at a premium of $457,500. The current policy expires on November 14, 2015.

Transactions with Directors’ Companies

In the ordinary course of business, the Company and its subsidiaries may have transactions with companies and organizations whose executive officers are also Company directors. None of these transactions in fiscal 2015 exceeded the threshold for disclosure under our Corporate Governance Guidelines, which is 2% of the gross revenues of either the Company or the other organization.

OTHER MATTERS

Manner and Expenses of Solicitation

Since many of our shareholders are unable to attend the Annual Meeting, the Board solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting.

Shareholders of record can vote, and save the Company expense, by using the Internet or by calling the toll-free telephone number printed on the proxy card. Voting instructions (including instructions for both telephonic and Internet voting) are provided on the proxy card. The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give voting instructions and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from such record holder. The availability of Internet and telephone voting will depend on their voting procedures.

If you do vote by Internet or telephone, it will not be necessary to return your proxy card. If you do not choose to vote using these two options, you may return your proxy card, properly signed, and the shares will be voted in accordance with your directions. Shareholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. If no choices are specified, the shares represented by that proxy card will be voted as recommended by the Board.

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If a shareholder does not return a signed proxy card, vote by the Internet, by telephone or attend the Annual Meeting and vote in person, his or her shares will not be voted. Any shareholder giving a proxy (including one given by the Internet or telephone) has the right to revoke it at any time before it is exercised by giving notice in writing to the Secretary of the Company, by delivering a duly executed proxy bearing a later date to the Secretary (or by subsequently completing a telephonic or Internet proxy) prior to the Annual Meeting of Shareholders, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

The Company will bear the costs of soliciting proxies. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone or facsimile, but they will not receive additional compensation for such services. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of common stock in their names will be reimbursed for their reasonable out-of-pocket expenses in forwarding proxy material to their principals.

Electronic Delivery of Materials

The 2015 Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available on our website at https://materials.proxyvote.com/968223. Instead of receiving future copies of our Proxy Statement and Annual Report materials by mail, shareholders can elect to receive an e-mail that will provide electronic links to them. Selecting this option will save us the cost of producing and mailing documents to your home or business and will also give you an electronic link to the proxy voting site. Shareholders of record and beneficial owners may enroll in the electronic proxy delivery service at any time in the future by going to our enrollment site at http://enroll.icsdelivery.com/jwa and following the enrollment instructions.

Deadline for Submission of Shareholder Proposals

If a shareholder intends to present a proposal for action at the 2016 Annual Meeting and wishes to have such proposal considered for inclusion in our proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Secretary of the Company by April 19, 2016. Such proposal must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.

If a shareholder submits a proposal outside of Rule 14a-8 for the 2016 Annual Meeting and the proposal fails to comply with the advance notice procedure prescribed by our By-Laws, then the Company’s proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Company’s Board to vote on the proposal.

Our By-Laws establish an advance notice procedure with regard to certain matters, including shareholder proposals and nominations of individuals for election to the Board. In general, written notice of a shareholder proposal or a director nomination for an annual meeting must be received by the Secretary of the Company no later than June 3, 2016, and must contain specified information and conform to certain requirements, as set forth in greater detail in the By-Laws. If the Company’s presiding officer at any shareholders’ meeting determines that a shareholder proposal or director nomination was not made in accordance with the By-Laws, the Company may disregard such proposal or nomination.

Proposals and nominations should be addressed to Corporate Secretary, John Wiley & Sons, Inc., 111 River Street, Mail Stop 9-01, Hoboken, New Jersey 07030-5774.

The Company has not received notice from any shareholder of its intention to bring a matter before the 2014 Annual Meeting. At the date of this Proxy Statement, the Board of Directors does not know of any other matter to come before the meeting other than the matters set forth in the Notice of Meeting. However, if any other matter, not now known, properly comes before the meeting, the persons named on the enclosed proxy will vote said proxy in accordance with their best judgment on such matter. Shares represented by any proxy will be voted with respect to the proposals outlined above in accordance with the choices specified therein or in favor of any proposal as to which no choice is specified.

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The Company will provide, without charge, a copy of its Annual Report on Form 10-K filed with the Securities and Exchange Commission for fiscal year 2015, including the financial statements and the schedules thereto. All such requests should be directed to Corporate Secretary, John Wiley & Sons, Inc., 111 River Street, Mail Stop 9-01, Hoboken, New Jersey 07030-5774.

It is important that your proxy be returned promptly, whether by mail, by the Internet or by telephone. You may revoke the proxy at any time before it is exercised. If you attend the meeting in person, you may withdraw any proxy (including an Internet or telephonic proxy) and vote your own shares.

By Order of the Board of Directors

Edward J. May
Corporate Secretary

Hoboken, New Jersey
August 17, 2015

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WILEY

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 30, 2015 or the cut-off date for the 401K Plan participants noted below. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 30, 2015 or the cut-off date for the 401K Plan participants noted below. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M95151-P68693 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

JOHN WILEY & SONS, INC.

The Board of Directors recommends a vote "FOR" all nominees and "FOR" proposals 2 and 3.

Vote on Directors:

	For All	Withhold All	For All Except
1. The election as directors of all nominees listed below, except as marked to the contrary.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Mari J. Baker
02) George Bell
03) Raymond W. McDaniel, Jr.
04) Kalpana Raina

Vote on Proposals:

	For	Against	Abstain
2. Ratification of the appointment of KPMG LLP as independent accountants.	☐	☐	☐
3. Approval, on an advisory basis, of the compensation of the named executive officers.	☐	☐	☐

Notice to participants in the John Wiley & Sons, Inc. Employee Savings Plan ("401K") and the Payroll Deduction Employee Stock Purchase Plan ("ESPP"):

If you participate in the 401K or the ESPP, this proxy card includes shares that the relevant plans have credited to this account.

To allow for sufficient time for the 401K Trustee to vote, the Trustee must receive your voting instructions by 11:59 p.m. Eastern Daylight Time on Monday, September 28th, 2015. If the 401K Trustee does not receive your instructions by that date, the Trustee will vote the shares held in the same proportion as votes from other participants in the 401K.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. Please sign exactly as your name(s) appear(s) hereon.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

JOHN WILEY & SONS, INC. - ANNUAL MEETING, OCTOBER 1, 2015

YOUR VOTE IS IMPORTANT!

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

CLASS A

M95152-P68693

PROXY/VOTING INSTRUCTION CARD

JOHN WILEY & SONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Peter Booth Wiley, Mark J. Allin and Gary M. Rinck as the proxies of the undersigned, with full power of substitution to each of them, to vote the Class A Common Stock, which the signee is entitled to vote at the Annual Meeting of Shareholders of John Wiley & Sons, Inc. and any and all adjournments thereof, to be held at the Company's headquarters, 111 River Street, Hoboken, New Jersey, on October 1, 2015, at 9:00 AM, Eastern Daylight Saving Time.

The proxies are directed to vote as specified, and in their discretion on all other matters which may come before the meeting or any adjournments thereof. If no direction is given, this proxy will be voted "FOR" the Election of Directors and "FOR" Proposals 2 and 3.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be marked, dated and signed, on the other side)

WILEY

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 30, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 30, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M95153-P68693 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

JOHN WILEY & SONS, INC.

The Board of Directors recommends a vote "FOR" all nominees and "FOR" proposals 2 and 3.

Vote on Directors:

	For All	Withhold All	For All Except
1. The election as directors of all nominees listed below, except as marked to the contrary.	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Matthew S. Kissner
02) Eduardo Menascé
03) William J. Pesce
04) William B. Plummer
05) Mark J. Allin
06) Jesse Wiley
07) Peter Booth Wiley

Vote on Proposals:

	For	Against	Abstain
2. Ratification of the appointment of KPMG LLP as independent accountants.	▢	▢	▢
3. Approval, on an advisory basis, of the compensation of the named executive officers.	▢	▢	▢

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

For address changes and/or comments, please check this box and write them on the back where indicated. ▢

	Yes	No
Please indicate if you plan to attend this meeting.	▢	▢

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. Please sign exactly as your name(s) appear(s) hereon.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

JOHN WILEY & SONS, INC. - ANNUAL MEETING, OCTOBER 1, 2015

YOUR VOTE IS IMPORTANT!

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

CLASS B

M95154-P68693

PROXY/VOTING INSTRUCTION CARD

JOHN WILEY & SONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Peter Booth Wiley, Mark J. Allin and Gary M. Rinck as the proxies of the undersigned, with full power of substitution to each of them, to vote the Class B Common Stock, which the signee is entitled to vote at the Annual Meeting of Shareholders of John Wiley & Sons, Inc. and any and all adjournments thereof, to be held at the Company's headquarters, 111 River Street, Hoboken, New Jersey, on October 1, 2015, at 9:00 AM, Eastern Daylight Saving Time.

The proxies are directed to vote as specified, and in their discretion on all other matters which may come before the meeting or any adjournments thereof. If no direction is given, this proxy will be voted "FOR" the Election of Directors and "FOR" Proposals 2 and 3.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be marked, dated and signed, on the other side)